UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __ )

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Glimcher Realty Trust

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GLIMCHER REALTY TRUST
180 East Broad Street
Columbus, Ohio  43215

April 23, 2010

Dear Shareholder:

You are cordially invited to attend the 2010 Annual Meeting of Shareholders of Glimcher Realty Trust, which will be held on Friday, June 4, 2010, beginning at 11:00 A.M., local time, at The Columbus, A Renaissance Hotel, 50 North 3rd Street, Columbus, Ohio 43215, for the purposes stated in the attached Notice of Annual Meeting of Shareholders.

We are pleased to inform you that we are taking advantage of the Securities and Exchange Commission rules that allow us to provide our proxy materials to you over the Internet. We believe this change will expedite your receipt of our proxy materials while reducing our need to print and ship our proxy materials, which both lowers the costs of delivery and reduces the environmental impact of our annual meeting. On or about April 23, 2010, we mailed to our shareholders a notice containing instructions on how to access our proxy materials and how to vote. This notice also contained instructions on how you can receive a paper copy of our proxy materials.

It is important that your common shares be represented at the Annual Meeting.  Whether or not you plan to attend, we hope that you will vote your shares as promptly as possible. Information about the Annual Meeting and the various matters on which the holders of our common shares of beneficial interest will act is included in the Notice of Annual Meeting of Shareholders and Proxy Statement that follow.

Sincerely,
Michael P. Glimcher
Chairman of the Board & Chief Executive
Officer

Forward Looking Statements

This Proxy Statement, together with other statements and information publicly disseminated by Glimcher Realty Trust, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events and actual results may differ from the events discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, competition, employment litigation, transaction delays, the failure of Glimcher Realty Trust to qualify as a real estate investment trust, loss of key personnel, the failure to achieve earnings/funds from operations targets or estimates, as well as other risks listed from time to time in our Form 10-K or other reports and statements filed by Glimcher Realty Trust with the Securities and Exchange Commission.

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GLIMCHER REALTY TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On June 4, 2010

The 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of Glimcher Realty Trust, a Maryland real estate investment trust (the “Company”), will be held at The Columbus, A Renaissance Hotel, 50 North 3rd Street, Columbus, Ohio 43215, on Friday, June 4, 2010, beginning at 11:00 A.M., local time, for the following purposes:

1.	To elect three Class I Trustees to serve until the 2013 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Trustees of the Company has fixed the close of business on March 12, 2010 as the record date for determining the holders of record of the Company’s common shares of beneficial interest, $0.01 par value per share, entitled to receive notice of and to vote at the Annual Meeting. The Company recommends that you vote “FOR” each of the nominees for trustee and “FOR” Proposal 2 above.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON AT THE LOCATION STATED ABOVE.

If you are a shareholder of record then you may change your vote or revoke your proxy at any time before your proxy is exercised at the Annual Meeting by following the voting instructions found on the Notice Regarding the Internet Availability of Proxy Materials that you received or by filing with the Secretary of the Company a duly signed revocation or another proxy card bearing a later date than the initial proxy card submitted. Alternatively, you may also change your proxy vote by attending the Annual Meeting in person and voting in person; however, mere attendance at the Annual Meeting will not serve to revoke a proxy unless you specifically request such a revocation. If your shares are held in a stock brokerage account or by a bank or other nominee, then you must contact the institution or representative that holds your shares and follow its instructions for revoking your proxy. Beneficial owners of shares held in a brokerage account, by a bank, or other nominee are advised that in connection with a change in applicable rules, if you do not timely provide instructions to your broker, banker, or nominee, your shares will not be voted in connection with the election of Class I Trustees.

By Order of the Board of Trustees
Kim A. Rieck
Senior Vice President, General Counsel,
& Secretary
April 23, 2010
Columbus, Ohio

GLIMCHER REALTY TRUST
PROXY STATEMENT FOR 2010 ANNUAL MEETING OF SHAREHOLDERS

GLIMCHER REALTY TRUST
180 East Broad Street
Columbus, Ohio  43215

PROXY STATEMENT

Annual Meeting of Shareholders
June 4, 2010

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees of Glimcher Realty Trust, a Maryland real estate investment trust, of proxies from the holders of its issued and outstanding common shares of beneficial interest, $0.01 par value per share (the “Common Shares” or “Common Stock”), to be exercised at the 2010 Annual Meeting of Shareholders and any adjournment(s) or postponement(s) of such meeting (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Meeting Notice”). From time to time throughout this Proxy Statement, Glimcher Realty Trust will be referred to as the “Company,” “we,” “us,” or “our company.”

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Time and Place of the Annual Meeting

The Annual Meeting will be held at The Columbus, A Renaissance Hotel, 50 North 3rd Street, Columbus, Ohio  43215 at 11:00 A.M., local time, on Friday, June 4, 2010.

Proxy Recipients

Holders of record of the Common Shares at the close of business on March 12, 2010 (the “Record Date”) received a Notice Regarding the Internet Availability of Proxy Materials (the “Internet Notice”) that was sent to shareholders on or about April 23, 2010. Instead of initially mailing a printed copy of the Meeting Notice, this Proxy Statement, a proxy card (or voting instruction form for Common Shares held in a stock brokerage account or by a bank, trustee, or other nominee (“Voting Instruction Form”)), and a copy of our Annual Report to Shareholders (which includes our Annual Report on Form 10-K for the year ended December 31, 2009) (collectively, the “Proxy Materials”) to each shareholder, we are making our Proxy Materials available to shareholders on the Internet. If you received the Internet Notice by mail, you will not receive a printed copy of the Proxy Materials unless you request it in the manner described in the Internet Notice. The Internet Notice explains how to access and review this Proxy Statement and our 2009 Annual Report to Shareholders as well as how you may vote by proxy.  As of the Record Date, the Company had 68,911,070 issued and outstanding Common Shares entitled to vote at the Annual Meeting.

Proxy Voting

Individuals and entities holding the Common Shares at the close of business on the Record Date will be asked to consider and vote upon the following proposals (the “Proposals”):

1.	To elect three Class I Trustees to serve until the 2013 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified (Proposal 1); and

2.	To ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010 ( Proposal 2).

With respect to the election of trustees, each shareholder is entitled to one vote per Common Share owned by such holder for each nominee for trustee. On Proposal 2, each shareholder is entitled to one vote per Common Share owned by such holder.  You should read this Proxy Statement to decide how you want to vote on each proposal.

Types of Shareholders & Specifying Your Vote

If you hold Common Shares that are registered directly in your name with Computershare Investor Services, LLC, the Company’s transfer agent, you are considered the shareholder of record with respect to those Common Shares.  If you hold Common Shares that are held in a stock brokerage account, by a bank, or other nominee, you are considered the beneficial owner of those Common Shares, and those Common Shares are held in “street name.”

If you hold Common Shares in your name then you may vote those Common Shares by proxy or you may vote in person by attending the Annual Meeting.  If you elect to vote your Common Shares by proxy prior to the Annual Meeting then you may vote:

●	via the Internet at www.proxyvote.com;
●	by telephone (see the instructions at www.proxyvote.com); or
●	by requesting, completing, and mailing in a paper proxy card as outlined in the Internet Notice.

In the event that you hold Common Shares in “street name,” the rules of the New York Stock Exchange (“NYSE”) require your broker, banker, or other nominee to first obtain your voting instructions with respect to those Common Shares before voting on non-routine matters such as the election of our Class I Trustees presented in Proposal 1.  The NYSE rules permit, but do not require, your broker, banker, or other nominee to vote on routine matters, such as ratifying the selection of our independent registered public accounting firm presented in Proposal 2, without receiving your voting instructions. Starting this year, if you do not instruct your broker, banker, or other nominee how to vote with respect to the election of Class I Trustees as presented in Proposal 1, your broker, banker, or other nominee may not vote with respect to this proposal, and those votes will be counted as “broker non-votes.”  Broker non-votes are shares that are held in street name by a broker, banker, or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.  You may vote via the Internet or by telephone if your bank or broker offers these options. Please see the voting instructions provided by your bank or broker for use in instructing your banker or broker how to vote your Common Shares held in street name.

Conducting the Annual Meeting

In order for us to properly conduct business at the Annual Meeting, a quorum must be present.  Under our Amended and Restated Bylaws (the “Bylaws”), the presence, in person or by proxy, of a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum.

Two  proposals are presented in this Proxy Statement on which shareholders may vote.  The first proposal concerns the election of three Class I Trustees to our Board of Trustees.  In order for a trustee nominee to be elected, the nominee must receive a plurality of all the votes cast as it pertains to the respective trustee nominee’s election.  A properly signed proxy marked “WITHHOLD” with respect to the election of one or more trustees will not be voted for the trustee(s) so indicated, but will be counted to determine whether there is a quorum.  The second proposal concerns the ratification of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.  The affirmative vote by holders of at least a majority of the votes cast at the Annual Meeting at which a quorum is present is required to ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm.

Shareholders of record who sign and return their proxy card, but fail to specify how to vote their Common Shares, will have their shares voted as follows: (i) FOR the nominees for Class I Trustee (Proposal 1), (ii) FOR ratifying the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 (Proposal 2), and (iii) in the proxy holder’s discretion with respect to any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

If your Common Shares are held in street name and you do not give instructions as to how you want your Common Shares voted, under current NYSE rules your broker, banker, or other nominee will be able to vote your Common Shares with respect to certain routine items, but will not be allowed to vote your Common  Shares with respect to certain non-routine items.  The ratification of BDO Seidman, LLP as our independent registered public accounting firm under Proposal 2 is considered a routine item under the NYSE rules and your broker, banker, or other nominee will be able to vote on that item even without receiving instructions from you, so long as it holds your Common Shares in its name.  Beginning this year, the election of trustees to our Board of Trustees as provided for in Proposal 1 is considered a non-routine item under NYSE rules.  If you do not instruct your broker, banker, or other nominee on how to vote with respect to this proposal, your broker, banker, or other nominee may not vote with respect to this proposal and those votes will be counted as broker non-votes. When your bank, broker, or other nominee votes your Common Shares on routine matters, such as Proposal 2, without receiving voting instructions, those Common Shares are counted both for establishing a quorum to conduct business at the Annual Meeting and in determining the number of Common Shares voted “for” or “against” such routine matters.  However, broker non-votes will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting, but will not be counted for purposes of determining the number of Common Shares voted “for,” “against,” or “abstaining” from non-routine matters such as Proposal 1.

Shareholders have no dissenters’ rights of appraisal with respect to any of the Proposals.  The Company does not presently intend to bring any business other than that described in the Proposals before the Annual Meeting.

Changing or Revoking Your Proxy Vote

If you are a shareholder of record, then you may change your vote or revoke your proxy at any time before your proxy is exercised at the Annual Meeting by following the voting instructions found on the Internet Notice that you received or by filing with the Secretary of the Company a duly signed revocation or another Proxy Card bearing a later date than the initial proxy submitted.  Alternatively, you may also change or revoke your proxy vote by attending the Annual Meeting in person and voting in person; provided however, that mere attendance at the Annual Meeting will not serve to change or revoke a proxy unless you specifically request such a revocation or change.  If you hold your Common Shares in street name then you must contact the institution or representative that holds your shares and follow its instructions for changing or revoking a proxy.

Abstentions & Broker Non-Votes

Abstentions occur when a shareholder abstains from voting as to a particular matter.  As described earlier, broker non-votes occur when a broker, bank, or other nominee holding Common Shares for a beneficial owner does not vote on a particular proposal because the banker, broker, or other nominee does not have discretionary voting power with respect to the proposal and has not received voting instructions from the beneficial owner.  Although abstentions and broker non-votes will have no effect on the result of a vote with respect to any of the Proposals, they will be considered present for the purposes of determining a quorum.

Attending the Annual Meeting

Our Annual Meeting will begin promptly at 11:00 A.M., local time, on Friday, June 4, 2010 at The Columbus, A Renaissance Hotel, 50 North 3rd Street, Columbus, Ohio  43215.  All holders of the Common Shares or their duly authorized proxies should be prepared to present photo identification for admission to the Annual Meeting.  If you hold your Common Shares in street name then you may be asked to present proof of beneficial ownership of the Common Shares as of the Record Date.  Examples of acceptable evidence of ownership include your most recent brokerage statement (as of the date of the Annual Meeting) showing ownership of Common Shares prior to the Record Date or a photocopy of your Voting Instruction Form.  Persons acting as proxies must bring a valid proxy from a shareholder of record as of the Record Date.  Your late arrival or failure to comply with these procedures could affect your ability to participate in the Annual Meeting.  No cameras, recording equipment, electronic devices, or excessively large bags or packages will be permitted in the Annual Meeting.  Directions to the Annual Meeting are as follows:

From the North:

Take I-71 South toward Columbus, Ohio.
Merge onto I-670 West via Exit 109A and travel 0.7 miles.
Merge left onto North 3rd Street/US-23 South via Exit 4B.
50 North 3rd Street will be on your left, near the intersection of 3rd Street and Gay Street.

From the South:

Take I-71 North toward Columbus, Ohio.
Keep left to take OH-315 North toward Dayton and travel 1.2 miles.
Take the US-33 exit toward Dublin Road/Long Street.
Turn right onto US-33/West Spring Street and travel 1.1 miles.
Turn right onto North 3rd Street/US-33 East/OH-3 South.
50 North 3rd Street will be on your left, near the intersection of 3rd Street and Gay Street.

From the East:

Take I-70 West toward Columbus, Ohio.
Take the Fourth Street/US-23 Exit 100B and travel 0.1 miles.
Turn right onto South 4th Street/US-33 West/WS-23 North and travel 0.7 miles.
Turn left onto Gay Street and travel less than 0.1 miles.
Turn left onto North 3rd Street.
50 North 3rd Street will be on your left, near the intersection of 3rd Street and Gay Street.

From the West:

Take I-70 East toward Columbus, Ohio.
Keep left to take I-670 East via Exit 96 toward Airport and travel 3.6 miles.
Take the US-23 Exit 4 toward 4th Street/3rd Street/High Street.
Take the 3rd Street/US-23 South Exit 4A on the left.
Turn slight right onto North 3rd Street/US-23 South.
50 North 3rd Street will be on your left, near the intersection of 3rd Street and Gay Street.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

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PROPOSALS FOR SHAREHOLDER CONSIDERATION AT THE ANNUAL MEETING

The following proposals will be presented at the Annual Meeting and voted on by holders of the Company’s Common Shares at the close of business on the Record Date and represented at the Annual Meeting in person or by proxy.

Election of Trustees

The Company's Board of Trustees currently consists of ten members who are classified into three separate classes denoted as Class I Trustees, Class II Trustees, and Class III Trustees.  Each of the three incumbent Class I Trustees have terms that expire at the Annual Meeting.  Each of the four Class II Trustees have terms that expire at the 2011 Annual Meeting of Shareholders and each of the three Class III Trustees have terms that expire at the 2012 Annual Meeting of Shareholders.

Proposal 1:  Election of Class I Trustees

There are currently three  members of the Board of Trustees denoted as Class I Trustees.  With respect to the election of Class I Trustees, pursuant to the Company's Amended and Restated Declaration of Trust (the “Declaration of Trust”), at each annual meeting of the Company’s shareholders, the successors to the class of trustees whose terms expire at such meeting shall be elected to hold office for a term expiring at the annual meeting of the Company’s shareholders held in the third year following the year of their election and until their successors are duly elected and qualified.  Accordingly, at the Annual Meeting, each of the current Class I Trustees who has been nominated for re-election to the Board of Trustees and who is elected, will hold office for a term of three years until the Annual Meeting of Shareholders to be held in 2013 and until his respective successor is duly elected and qualified. The Nominating and Corporate Governance Committee has recommended to the Board of Trustees that it nominate incumbent Class I Trustees Messrs. Timothy J. O’Brien, Niles C. Overly, and William S. Williams for re-election as Class I Trustees.  The Board of Trustees has so nominated Messrs. O’Brien, Overly, and Williams for re-election as Class I Trustees.  Proxies cannot be voted for a greater number of persons than the number of nominees named in Proposal 1 herein.  The biographies of the individuals nominated for election as Class I Trustees are listed in the section of this Proxy Statement entitled “Information About Our Trustees, Trustee Nominees, & Executive Officers.”

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF MESSRS. TIMOTHY J. O’BRIEN, NILES C. OVERLY, AND WILLIAM S. WILLIAMS TO SERVE UNTIL THE 2013 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

There is currently one vacancy on the Board of Trustees and the Company expects to have one vacancy on the Board of Trustees after the Annual Meeting.  The Nominating and Corporate Governance Committee continues to search for qualified candidates who satisfy the Company’s governance standards as well as the requirements of the NYSE.  In light of this continuing search, the Nominating and Corporate Governance Committee has not at this time identified a trustee candidate to recommend as a nominee to fill the aforementioned vacancy.  Each of the aforementioned nominees for election as trustee has consented to being named in this Proxy Statement and to continue to serve as a trustee, as the case may be, if elected.

Proposal 2:  Ratification of the Appointment of Our Independent Registered Public Accounting Firm

The Audit Committee of the Board of Trustees has appointed BDO Seidman, LLP (“BDO”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2010.  A proposal to ratify this appointment shall be presented to the holders of Common Shares at the Annual Meeting.  Although ratification is not required under the Bylaws or otherwise, the Board of Trustees is submitting the appointment of BDO to our shareholders for ratification as a matter of good corporate practice.  If this proposal is not approved at the Annual Meeting, then the Audit Committee may reconsider its appointment.  Regardless of the outcome of this vote, the Audit Committee in its discretion may continue to retain BDO or may select a different independent registered public accounting firm at any time during the year if it determines that the continued retention of BDO or a change of the independent registered public accounting firm would be in the best interests of the Company and its shareholders.

A summary of the aggregate fees billed by BDO for various audit services and non-audit services that it provided to the Company for the fiscal years ended December 31, 2009 and December 31, 2008, respectively, are provided in the section of this Proxy Statement entitled “Independent Registered Public Accountants – Fees For Audit & Non-Audit Services.”

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

EXCEPT WHERE OTHERWISE INSTRUCTED AND AS PERMITTED UNDER NYSE RULES, COMPLETED PROXIES THAT HAVE BEEN SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES OF THE BOARD OF TRUSTEES LISTED ABOVE AND FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

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INFORMATION ABOUT OUR TRUSTEES, TRUSTEE NOMINEES, & EXECUTIVE OFFICERS

The following information is provided with respect to current members of the Board of Trustees whose terms do not expire at the Annual Meeting, nominees for election to the Board of Trustees, and executive officers of the Company.  In addition to the biographical information presented, also included for each trustee and trustee nominee is a listing of the particular skills, qualifications, experience, or attributes that led the Board of Trustees to conclude that the respective trustee or trustee nominee should serve on the Board of Trustees.  For each trustee and trustee nominee, the skills, qualifications, experience, or attributes listed below are in addition to the qualifications and skills that each trustee and trustee nominee possesses and which are described in the section of this Proxy Statement entitled Corporate Governance and under the subsection entitled Minimum Qualifications and Process for Identifying and Evaluating Trustee Nominees. The executive officers listed are elected by and serve at the discretion of the Board of Trustees and hold the respective offices adjacent to their names set forth below as of the Record Date. The biographical information provided has been furnished to the Company by the respective individuals listed below and is current as of the Record Date. The information on the skills, qualifications, experience, or attributes of each trustee and trustee nominee is current as of the mailing date of this Proxy Statement.  Other than Michael P. Glimcher and Herbert Glimcher, who is the father of Michael P. Glimcher, none of the trustees, trustee nominees, or executive officers of the Company are related to each other.

Biographies of Our Trustees & Trustee Nominees

Set forth below is biographical information concerning the members of the Board of Trustees.

Trustees With Terms That Do Not Expire at the Annual Meeting

David M. Aronowitz, 53, has served as a trustee of the Company since May 2006.  Mr. Aronowitz is currently President and Chief Executive Officer of The Gnoêsis Group, LLC, a legal consulting and staffing company based in Columbus, Ohio.  He previously served as Executive Vice President, General Counsel, and Corporate Secretary of The Scotts Miracle-Gro Company, a manufacturer and distributor of lawn and garden care products located in Marysville, Ohio, from March 2001 to July 2007, where he oversaw all legal matters as well as community relations and governmental affairs for the company.  Mr. Aronowitz has a Bachelor of Arts degree from Haverford College and a Juris Doctorate from Yale Law School.  As a result of these and other professional experiences, the Board of Trustees has concluded that Mr. Aronowitz should serve as a trustee because of his legal skills and experience as well as his general business, risk management, corporate governance, audit, compliance, sales, and public company management experience.  Mr. Aronowitz is a member of the Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee of the Board of Trustees.  Mr. Aronowitz serves as a Class III Trustee.

Richard F. Celeste, 72, has served as a trustee of the Company since September 2007.  Mr. Celeste is currently serving as President of Colorado College located in Colorado Springs, Colorado and has served in that position since July 2002.  Mr. Celeste has held several positions in government, including, United States Ambassador to India from 1997 to 2001, Governor of the State of Ohio from 1982 to 1990, and Lieutenant Governor of the State of Ohio from 1974 to 1978.  Mr. Celeste serves on the Board of Directors for the Garden City Company, The National Association of Independent Colleges and Universities, The Associated Colleges of the Midwest, the Health Effects Institute, and the Downtown Partnership.  Mr. Celeste has a Bachelor of Arts in History from Yale University and studied as a Rhodes Scholar at Oxford University.  As a result of these and other professional experiences, the Board of Trustees has concluded that Mr. Celeste should serve as a trustee because of his management skills and experience as well as his general business, corporate governance, political and governmental, non-profit/philanthropic, and media and public relations experience.  Mr. Celeste is a member of the Nominating and Corporate Governance Committee and Executive Compensation Committee of the Board of Trustees.  Mr. Celeste is a Class II Trustee.

Wayne S. Doran, 73, has served as a trustee of the Company since October 1999.  He retired in the fall of 2000 as a Vice President of Ford and Chairman of the Board of Ford Motor Land Services Corporation (“Ford Land”), a then wholly-owned real estate subsidiary of Ford Motor Company (“Ford”).  Mr. Doran joined Ford in 1969 and became Chief Executive Officer of Ford Land when it was formed in 1970.  Before joining Ford, Mr. Doran served as Vice President and General Manager of the land development division of Del E. Webb Corporation, Chicago, from 1963 to 1969.  He is a trustee of the Urban Land Institute and a director of the Detroit Metropolitan Wayne County Airport Commission.  He is a director of the Arizona State University Foundation, Arizona State University Research Park, Barrow Neurological Foundation, and the PGA TOUR Golf Course Properties.  He is a member of the Board of Governors of Berry College, Rome, Georgia and is a board member for the Henry Ford Health System.  As a result of these and other professional experiences, the Board of Trustees has concluded that Mr. Doran should serve as a trustee because of his corporate management skills and experience as well as his experience in the real estate industry, and general business, corporate governance, real estate development, and public company experience. Mr. Doran is the Chairman of the Strategic Planning Committee of the Board of Trustees and serves as the lead trustee among the independent members of the Board of Trustees.  He also serves on the Executive Committee of the Board of Trustees.  Mr. Doran is a Class II Trustee.

Herbert Glimcher, 81, has served as a trustee of the Company since its inception in September 1993 and served as Chief Executive Officer of the Company from May 1997 until his resignation as Chief Executive Officer in January 2005.  Mr. Glimcher served as Chairman of the Board of Trustees from September 1993 until September 2007.  Mr. Glimcher is currently Chairman Emeritus of the Board of Trustees.  He served as President of the Company from March 1998 until December 1999.  Mr. Glimcher served as Senior Advisor to the Company from February 2005 to May 2007.  He is currently Chairman of the Board of Directors of The Glimcher Company.  Mr. Glimcher is a nationally recognized innovator in the field of shopping center development, having been instrumental in the management, acquisition, and development of over 100 shopping centers during a real estate career spanning over 40 years.  Mr. Glimcher is a member of the Board of Trustees of Mount Carmel Health System, Inc., a member of the Board of Directors of The Ohio State University Foundation, and a member of the Board of Trustees of the Columbus Jewish Foundation.  Mr. Glimcher is a member of International Council of Shopping Centers (“ICSC”) and National Association of Real Estate Investment Trusts (“NAREIT”). As a result of these and other professional experiences, including the experience and skills acquired by Mr. Glimcher during his service in various management positions within the Company, as well as his experience in the retail and real estate industries, the Board of Trustees has concluded that Mr. Glimcher should serve as a trustee because of his general business experience, risk management, corporate governance, entrepreneurial, and philanthropic experience as well as his experience with respect to banking and financing transactions, real estate development and construction activities, and his overall management skills and experience. Mr. Glimcher serves on the Strategic Planning Committee of the Board of Trustees. Mr. Glimcher is a Class III Trustee.

Michael P. Glimcher, 42, is Chairman of the Board and Chief Executive Officer of the Company.  He has served as a trustee of the Company since June 1997.  Mr. Glimcher assumed the position of Chairman of the Board in September 2007.  He was appointed President of the Company in December 1999 and served in that position until September 2007.  Mr. Glimcher was elected Chief Executive Officer of the Company in January 2005.  Prior to holding his current positions, he served as Executive Vice President of the Company from March 1999 to December 1999, as the Company’s Senior Vice President of Leasing and Development from May 1998 to March 1999, as the Company’s Senior Vice President of Leasing from September 1996 to May 1998, as the Company’s Vice President of Leasing from April 1995 to September 1996, as the Company’s Director of Leasing Administration from 1993 to April 1995, and various other employment positions with the Company since 1991. Mr. Glimcher is active in several charitable and community organizations.  He is also a member of ICSC and NAREIT.  Mr. Glimcher serves on the Board of Trustees for ICSC, the Arizona State University Foundation, and the Wexner Center for the Arts.  As a result of these and other professional experiences, including the experience and skills acquired by Mr. Glimcher during his service in various management positions within the Company as well as his experience in the retail and real estate industries, the Board of Trustees has concluded that Mr. Glimcher should serve as a trustee because of his general business experience, risk management, corporate governance, entrepreneurial, and philanthropic experience, as well as his experience with respect to banking and financing transactions, real estate development and construction activities, and his overall management skills and experience. Mr. Glimcher is the Chairman of the Executive Committee of the Board of Trustees, a member of the Board of Trustee’s Strategic Planning Committee, and also a member of the Company’s Disclosure Committee.  Mr. Glimcher is a Class II Trustee.

Howard Gross, 67, has served as a trustee of the Company since September 2004.  He served as interim Chief Executive Officer for Eddie Bauer Holdings, Inc. (“Bauer”), a specialty retailer that sells casual sportswear and accessories, from February 2007 to July 2007.  Mr. Gross retired in December 2003 as President and Chief Executive Officer of HUB Distributing, a privately owned regional retailing business.  Mr. Gross also served as President and Chief Operating Officer of Today’s Man, a New Jersey menswear retailer, from 1995 to 1996, as well as President and Chief Executive Officer of The Limited Stores, a women’s retail clothier based in Columbus, Ohio, from 1991 to 1994, and President and Chief Executive Officer of Victoria’s Secret from 1983 to 1991.  Mr. Gross received a Bachelor of Arts degree from the University of Akron.  Mr. Gross currently serves on the advisory board of Santa Clara University Retail Management Institute.  Mr. Gross served on the Board of Directors for The Wet Seal, Inc., a specialty retailer of women’s apparel and accessories, until 2004 and the Board of Directors of TSIC, Inc. (f/k/a The Sharper Image Corporation) until 2008.  Additionally, Mr. Gross served on the Board of Directors of Bauer until 2009.  As a result of these and other professional experiences, the Board of Trustees has concluded that Mr. Gross should serve as a trustee because of his experience in the retail industry and corporate management skills and experience as well as his general business, sales, corporate governance, and public company experience.  Mr. Gross is a member of the Executive Compensation Committee and Strategic Planning Committee of the Board of Trustees.  He is also Chairman of the Nominating and Corporate Governance Committee of the Board of Trustees.  Mr. Gross is a Class III Trustee.

Alan R. Weiler, 76, has served as a trustee of the Company since January 1994.  Mr. Weiler served as President of Archer-Meek-Weiler Agency, Inc., an insurance agency (“Archer-Meek-Weiler”) located in Columbus, Ohio, from 1970 to 2002.  He served as Chairman of Archer-Meek-Weiler from January 2006 until Sky Insurance, Inc. (a subsidiary of Huntington Bancshares Corporation) acquired Archer-Meek-Weiler in October 2007.  Since October 2007, Mr. Weiler has served as Senior Vice President of Huntington Insurance, Inc. (f/k/a Sky Insurance, Inc.).  Mr. Weiler served on the Board of Directors of Cincinnati Financial Corporation until 2004 and on the Board of Directors of ProCentury Corporation until 2008. Mr. Weiler is active in several charitable and cultural organizations.  As a result of these and other professional experiences, the Board of Trustees has concluded that Mr. Weiler should serve as a trustee because of his experience in the real estate, risk management, and insurance industries as well as his general business, corporate governance, sales, pubic company, and philanthropic experience plus his overall corporate management skills and experience.  Mr. Weiler is a member of the Strategic Planning Committee of the Board of Trustees. Mr. Weiler is a Class II Trustee.

Nominees for Election as Class I Trustee

Timothy J. O’Brien, 57, has served as a Class I Trustee of the Company since May 2007. Mr. O’Brien is currently an independent consultant in the areas of real estate, environmental, and general business matters.  Mr. O’Brien previously held several positions with Ford, including Deputy Chief of Staff to the Chairman & Chief Executive Officer of Ford from December 2005 to December 2006, Vice President, Corporate Relations from December 2001 to December 2005 as well as Vice President, Real Estate and various other positions within the Ford organization during the period of December 1976 to December 2001.  Mr. O’Brien’s professional memberships include the state bar associations of Michigan and Florida as well as the United States Supreme Court and United States Tax Court.  He is currently a member of the President’s Council of the Michigan Environmental Council and the Board of Trustees of Oakwood Healthcare, Inc., which operates a comprehensive regional network of hospitals, health care centers, skilled nursing centers, and related health care facilities.  Mr. O’Brien has a Bachelor of Arts degree from the University of Michigan-Dearborn and a Juris Doctorate from Michigan State University Law School.  As a result of these and other professional experiences, the Board of Trustees has concluded that Mr. O’Brien should serve as a trustee because of his experience in the real estate industry and his general business, finance and accounting, legal, corporate governance, governmental, entrepreneurial, political, environmental, public relations, and corporate management experience as well as his overall management experience and skills.  Mr. O’Brien is a member of the Audit Committee, Executive Committee, and Strategic Planning Committee of the Board of Trustees.

Niles C. Overly, 59, has served as a Class I Trustee of the Company since May 2004.  He currently serves as Chairman and Chief Executive Officer of BrightCastle Ventures LLC, a private equity and consulting company. He served as Chairman of The Frank Gates Companies/Avizent (“Frank Gates”), which specializes in employee benefit and risk management services, from 2003 to August 2008. Mr. Overly served as Chief Executive Officer of Frank Gates from 1983 to March 2007.  He also served as General Counsel for Frank Gates from 1979 until 1983.  Prior to joining Frank Gates, Mr. Overly served as an international tax consultant with Arthur Andersen and Company.  He was also a partner in the law firm of Overly, Spiker, Chappano & Wood, L.P.A. for five years.  Mr. Overly is a graduate of the University of Virginia McIntire School of Commerce and received his Juris Doctorate from the University of Virginia School of Law.  His professional society memberships include the American, Ohio, Virginia, and Columbus (OH) Bar Associations, as well as the Ohio State and American Institute of Certified Public Accountants.  He currently serves as a member of the Columbus, Ohio and Dublin, Ohio Chambers of Commerce, a member of the Board of Directors and Executive Committee of the Ohio Chamber of Commerce, and is Chairman of the Ohio Chamber of Commerce.  He has also been active in the Young Presidents Organization (“YPO”), having served as the Chairman and Education Chair of YPO’s Columbus, Ohio chapter.  As a result of these and other professional experiences, the Board of Trustees has concluded that Mr. Overly should serve as a trustee because of his general business, risk management, finance and accounting, compliance, legal, audit, corporate governance, public company, and entrepreneurial experience as well as his corporate management experience and skills.  Mr. Overly serves as Chairman of the Audit Committee.  He also serves on the Executive Compensation Committee and Executive Committee of the Board of Trustees.  Mr. Overly is an Audit Committee Financial Expert as determined by the Board of Trustees.

William S. Williams, 56, has served as a Class I Trustee of the Company since May 2004.  He currently serves as Chairman and Chief Executive Officer of The W. W. Williams Company (the “Williams Company”), which is primarily an industrial equipment distributor headquartered in Columbus, Ohio.  Mr. Williams joined the Williams Company in April of 1978 and became Chief Executive Officer in 1992.  He was elected Chairman of the Williams Company in 1999.  The Williams Company sells and services diesel engines, transmissions, and generator sets throughout the midwest, southeast, and southwest regions of the United States.  Mr. Williams served on the Board of Directors of The Huntington National Bank from 1997 to 2004. He serves on the Executive Committee of the North America Distributor Council and is active in other community organizations. He is also an inactive Certified Public Accountant, holds a Bachelor of Arts in Economics from Duke University, and a Master of Business Administration in Finance from The Ohio State University.  As a result of these and other professional experiences, the Board of Trustees has concluded that Mr. Williams should serve as a trustee because of his general business, finance and accounting, corporate governance, public company, audit, compliance, and sales experience and as well as his experience in the banking and finance industries and corporate management experience and skills.  Mr. Williams serves as Chairman of the Executive Compensation Committee and is a member of the Audit Committee as well as the Nominating and Corporate Governance Committee of the Board of Trustees.

Biographies of Our Executive Officers

Michael P. Glimcher, 42, is the Chairman of the Board and Chief Executive Officer of the Company.  Biographical information regarding Mr. Michael P. Glimcher is set forth in the section of this Proxy Statement entitled “Information About Our Trustees, Trustee Nominees, & Executive Officers – Biographies of Our Trustees & Trustee Nominees.”

Marshall A. Loeb, 47, is the President and Chief Operating Officer of the Company.  Mr. Loeb served as Executive Vice President and Chief Operating Officer from May 2005 until his promotion to President and Chief Operating Officer in September 2007.  As President and Chief Operating Officer, Mr. Loeb provides global direction in all operational areas of the Company.  Prior to joining the Company in May 2005, Mr. Loeb served as Chief Financial Officer of Parkway Properties, Inc. (“Parkway”), a self-administered real estate investment trust listed on the NYSE that specializes in owning and operating office properties, from November 2000 to May 2005.  Prior to his employment with Parkway, Mr. Loeb was Senior Vice President/Western Regional Director for Eastgroup Properties, Inc., a self-administered real estate investment trust listed on the NYSE that focuses on owning and operating industrial properties, from August 1991 to April 2000.  Mr. Loeb holds a Master of Business Administration from Harvard Business School.  He also holds Bachelor of Science and Master of Tax Accounting degrees from the University of Alabama.  Mr. Loeb is a member of the ICSC and NAREIT.  Mr. Loeb is a member of the Company’s Disclosure Committee.

George A. Schmidt, 62, is the Executive Vice President and Chief Investment Officer of the Company.  Mr. Schmidt has served as Executive Vice President since March 1999 and served as General Counsel and Secretary of the Company from May 1996 until January 2007.  He served as Senior Vice President of the Company from September 1996 until his promotion to Executive Vice President of the Company.  Mr. Schmidt also served as a Class II Trustee of the Company from May 1999 to May 2005.  Mr. Schmidt assumed his current duties in January 2007 in which he oversees all strategic corporate investment activities for the Company, including new development, redevelopment, acquisitions, and divestitures.  Mr. Schmidt has over 25 years of experience in the practice of commercial real estate law, including six years as Assistant General Counsel of DeBartolo Realty Corporation (“DeBartolo”), a then listed real estate investment trust on the NYSE, prior to joining the Company in May 1996. Mr. Schmidt has a Bachelor of Arts degree from Cornell University, a Master of Business Administration from Ohio University, and a Juris Doctorate from Case Western Reserve University.  Mr. Schmidt is a member of the American, Ohio, Texas, and Columbus (OH) Bar Associations and is a member of ICSC and NAREIT. Mr. Schmidt has been a lecturer on shopping center leasing, legal, development, and corporate governance issues for the American Bar Association, ICSC, and Ohio University.

Mark E. Yale, 44, is the Executive Vice President, Chief Financial Officer, and Treasurer of the Company.  Mr. Yale served as Senior Vice President and Chief Financial Officer from August 2004 to May 2005.  Mr. Yale was elected Treasurer of the Company in May 2005 and promoted to Executive Vice President in May 2006.  Prior to joining the Company in August 2004, Mr. Yale served as Senior Vice President – Financial Reporting at Storage USA, Inc. (“Storage”), a self-administered real estate investment trust listed on the NYSE that specialized in owning and operating private storage facilities, from 1998 to May 2002, and as Manager of Finance for Storage from May 2002 to August 2004, when it became a division of the General Electric Company.  Prior to joining Storage, he was a senior manager with Coopers & Lybrand L.L.P. (a predecessor firm to PricewaterhouseCoopers LLP) from 1987 to 1998. Mr. Yale has a Bachelor of Science in Business Administration from the University of Richmond and is an inactive Certified Public Accountant.  Mr. Yale is a member of the American Institute of Certified Public Accountants, ICSC, and NAREIT.  Mr. Yale is a member of the Company’s Disclosure Committee.

Kim A. Rieck, 57, is the Senior Vice President, General Counsel, and Secretary of the Company and has held this position since joining the Company in February 2007.  Mr. Rieck oversees all legal, compliance, and governance matters for the Company.  Prior to joining the Company, Mr. Rieck was of counsel with the international law firm of Squire, Sanders & Dempsey L.L.P. (“Squire”) from 1999 to 2007, practicing in the area of commercial real estate law and finance.  Prior to joining Squire, Mr. Rieck served as Senior Vice President, General Counsel, and Secretary of DeBartolo from 1993 to 1996 and in various legal capacities for DeBartolo’s predecessor company from 1981 to 1993.  Mr. Rieck is active in ICSC and regularly speaks at ICSC-sponsored seminars.  Mr. Rieck received his Bachelor of Arts degree from Case Western Reserve University and his Juris Doctorate from The Ohio State University College of Law.  Mr. Rieck is a member of the Company’s Disclosure Committee.

Thomas J. Drought, Jr., 48, is the Senior Vice President, Director of Leasing of the Company and has held this position since January 2002.  Since joining the Company in March 1997, Mr. Drought has served in various leasing positions with the Company, including Regional Leasing Director and Vice President of Leasing.  Prior to joining the Company, Mr. Drought spent nine years with L & H Real Estate Group (formerly Landau & Heyman Ltd.) which aligned with Jones Lang LaSalle in 2004.  He has more than 23 years of extensive real estate leasing experience. Mr. Drought holds the designation of Certified Leasing Specialist from ICSC.  Mr. Drought is responsible for directing and overseeing leasing of the Company’s entire portfolio of properties.

Armand Mastropietro, 47, is the Senior Vice President, Property Management of the Company.  Mr. Mastropietro served as Vice President, Property Management from June 2004 until promoted to his current position in September 2007.  Mr. Mastropietro served as the Company’s Regional Director of Property Management from May 2000 to June 2004.  Mr. Mastropietro joined the Company in 1998 as a mall General Manager. Mr. Mastropietro has a Bachelor of Science degree in Business Administration from Youngstown State University.

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CORPORATE GOVERNANCE

Introduction

In this section we will discuss the leadership structure of our Board of Trustees and corporate governance policies and procedures used by our Company and the Board of Trustees in governing and overseeing the affairs of the Company.  The discussion of our governance policies and procedures will cover policies and procedures implemented to: (i) evaluate, determine, and present trustee nominees, (ii) review and approve related party transactions, and (iii) address the Company’s disclosure obligations. We will also discuss the Board of Trustees’ annual independence evaluation of its trustees. The section will conclude with a discussion of the Board of Trustees’ role in overseeing risk in the Company’s business and operations.

Board Leadership

At this time, our Chairman of the Board, who is also our Chief Executive Officer, presides over our Board of Trustees.  Although we have separated the role of Chairman of the Board from that of Chief Executive Officer on a few occasions throughout our history, we believe that having one person hold the roles of Chairman of the Board and Chief Executive Officer is the most effective way at this time to organize the leadership structure of the Board of Trustees. The Nominating and Corporate Governance Committee of the Board of Trustees periodically reviews this structure to assess its effectiveness.  Our Board of Trustees is not required by our Bylaws or Declaration of Trust to have one person hold the positions of Chairman of the Board and Chief Executive Officer, but we believe at this time the leadership of our Board of Trustees is improved by having this structure for the following reasons.

First, we believe that having one person hold the roles of Chairman of the Board and Chief Executive Officer promotes unified leadership and direction for our Board of Trustees and executive management and it allows for a single and clear focus for the chain of command to execute the Company’s strategic initiatives and business plans.  Because our Chief Executive Officer is primarily responsible for managing the Company’s day-to-day operations and strategic decisions, he is in the best position to chair meetings of the Board of Trustees where key business and strategic issues are discussed. Secondly, because our Chief Executive Officer has been employed in various managerial and supervisory capacities at the Company for nearly 20 years, the Board of Trustees can make use of his experience and unique insight with the Company and industry in the roles of both Chairman of the Board and Chief Executive Officer. We believe that this is especially important in this difficult economic period during which the Company continues to transition its real estate portfolio from primarily community center holdings to that of regional shopping malls and open-air lifestyle centers.  Third, we believe that electing one person to hold the roles of Chairman of the Board and Chief Executive Officer results in a more efficient structure to oversee, manage, and monitor each position. We believe that separating the roles could result in unnecessary and unproductive competition for the attention of individual Board of Trustee members as well as the Board of Trustees as a whole and lead to ineffective and inconsistent communication among the Board of Trustees, Chairman of the Board, Chief Executive Officer, and senior management, resulting in uninformed and shortsighted decision making by the Board of Trustees.  By appointing one person to serve as Chairman of the Board and Chief Executive Officer, we believe that the Board of Trustees can focus its managerial and oversight attention on one individual and more effectively implement its directives into the Company’s operations and strategic initiatives.

In addition to having a combined Chairman of the Board and Chief Executive Officer to preside over the Board of Trustees, the leadership structure of the Board of Trustees also includes the role of lead independent trustee.  Our Corporate Governance Guidelines require that the Board of Trustees have leadership for its independent trustees.  We created the position of lead independent trustee to provide leadership for our independent trustees. The independent trustees of the Board of Trustees annually elect, from among themselves, a lead independent trustee.  In addition to providing leadership to the independent trustees, our lead independent trustee also chairs discussions among the independent trustees, facilitates communication between the Company’s senior management and the independent trustees, and serves when requested as a spokesperson on behalf of the independent trustees in matters concerning the press and public.  We believe that the combined role of Chairman of the Board and Chief Executive Officer coupled with the existence of a lead independent trustee is the appropriate leadership structure for the Board of Trustees at this time because it provides sufficient independent oversight while avoiding unnecessary confusion regarding the Board of Trustees’ oversight responsibilities and the day-to-day management of the Company’s business operations and strategic decisions.

Also, in addition to having a combined Chairman of the Board and Chief Executive Officer and lead independent trustee, the leadership structure  of the Board of Trustees also includes the various  chairpersons that lead its standing committees.  The chairpersons of the Board of Trustees’ five standing committees are currently held by five different trustees.  Currently, there is no prohibition in our governance policies preventing a trustee from serving as chairperson for more than one committee.  The chairpersons of the Audit Committee, Nominating and Corporate Governance Committee, and Executive Compensation Committee are currently held by independent trustees as required under the listing standards of the NYSE.  The chairperson of the Strategic Planning Committee is also an independent trustee. The chairperson of our Executive Committee is our Chairman of the Board and Chief Executive Officer; however, our Corporate Governance Guidelines mandate that a majority of the members of the Executive Committee must qualify as “independent” trustees under the listing standards of the NYSE. Under our Corporate Governance Guidelines, the chairperson for each of the Board of Trustees’ committees is required to report to the full Board of Trustees on the decisions and deliberations of the chairperson’s respective committee.  In addition to their reporting and committee management responsibilities, committee chairpersons, with the assistance of Company management as needed, are responsible for setting the agendas for committee meetings. Under our Bylaws, the duties of the Chairman of the Board are to preside over meetings of the Board of Trustees and such person may also preside over shareholder meetings.  Finally, in September 2007, our former Chairman of the Board and Chief Executive Officer was appointed Chairman Emeritus by our Board of Trustees in recognition of his status as founder of the Company and appreciation for his service to the Company; however, the role of Chairman Emeritus is an honorary position with no formal duties or responsibilities within the leadership structure of the Board of Trustees.

Corporate Governance Policies & Procedures

The Board of Trustees, the Audit Committee, and the Nominating and Corporate Governance Committee have adopted certain policies and procedures to guide the Board of Trustees in governing and overseeing the affairs of the Company.  Some of the key topics that these policies address include:

● trustee independence	● whistleblower reporting
● trustee nominations	● meeting attendance
● review and approval of related party transactions	● communications to the Board of Trustees
● governance of the committees of the Board of Trustees	● codes of ethics

Set forth below is a summary of the important corporate policies and procedures utilized by the Board of Trustees in governing the Company and overseeing its affairs.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board of Trustees adopted our Corporate Governance Guidelines.  The Corporate Governance Guidelines set forth various matters relating to how the Board of Trustees will govern the Company, including, without limitation, trustee qualification standards, trustee responsibilities, trustee compensation, trustee orientation, trustee term limits, trustee continuing education, and the relationship between the Board of Trustees, management, and any independent advisors.  The Board of Trustees has also adopted a Code of Business Conduct and Ethics that sets forth various policies for Company employees, agents, and representatives to follow in conducting business activities and transactions on our behalf.  The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on our website at www.glimcher.com.

Code of Ethics for Senior Financial Officers

The Board of Trustees adopted our Code of Ethics for Senior Financial Officers, applicable to the Company’s Chief Executive Officer, Chief Financial Officer, and Vice President, Finance and Accounting (the “Senior Financial Officers”), which is available on the Company’s website at www.glimcher.com.  The Code of Ethics for Senior Financial Officers supplements our Code of Business Conduct and Ethics and sets forth specific policies to guide the Senior Financial Officers in the performance of their duties.

Policy for the Reporting of Questionable Accounting or Financial Matters

The Audit Committee of the Board of Trustees adopted our Policy for the Reporting of Questionable Accounting or Financial Matters, which is available on the Company’s website at www.glimcher.com.  This policy sets forth the procedures and processes for persons to report any conduct that appears to raise ethical or legal concerns in connection with the Company’s accounting, internal accounting controls, financial reporting, or other auditing matters.

Communications Between Shareholders and the Board of Trustees

Shareholders and other interested persons seeking to communicate with the Board of Trustees, including any of the independent members of the Board of Trustees, should submit any communications in writing to the Company’s Secretary at the following address:  Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215.  Any such communication from a shareholder must state the number of shares beneficially owned by the shareholder making the communication.  The Company’s Secretary will forward such communication to the full Board of Trustees or to any individual trustee or trustees to whom the communication is directed.

Trustee Nominations

The Nominating and Corporate Governance Committee will consider candidates for the Board of Trustees submitted by shareholders in accordance with: (i) the Bylaws, (ii) the provisions of the Amended and Restated Nominating and Corporate Governance Committee Charter, (iii) the Board of Trustees’ policy for shareholder nominated trustees as set forth below, and (iv) the policies more fully described in the section of this Proxy Statement entitled “General Information – Shareholder Proposals.”  Any shareholder wishing to submit a candidate(s) for consideration should send the following information to the Company’s Secretary at the following address: Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215:

●
Shareholder’s name and current address, number of shares of the Company owned (including class, rank, and/or series), date such shares were acquired, investment intent with respect to the acquisition of the shares, and proof of ownership;

●
Name, age, and business address of candidate(s) as well as the class, series, rank, and number of any shares of the Company that are owned by such person, the date such shares were acquired, and the investment intent of such acquisition;

●
The name and current address, number of shares of the Company owned (including class, rank, and/or series), date on which such shares were acquired, investment intent with respect to the acquisition of the shares, and proof of ownership of any person associated with or working in concert with the nominating shareholder;

●	The current name and address, if known, of any other shareholders supporting the candidate;

●
Whether, and the extent to which, any hedging or other transaction or series of transactions has been entered into by or on behalf of such nominating shareholder or any person associated with or working in concert with the nominating shareholder, the effect of which is to mitigate loss or manage risk of share price changes or to increase the voting power of such persons with respect to the Company’s shares and a general description of such similar activity by the nominating shareholder or any person associated with or working in concert with the nominating shareholder with respect to shares of stock or other equity interests of any other company;

●
A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history for at least the previous five years, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

●	A supporting statement which describes the candidate’s reasons for seeking election to the Board of Trustees;

●	A description of any current or past arrangements, understandings or relationships between the candidate and the Company, its executive officers, or trustees;

●
Other relevant information, factors or considerations (including any information relating to the candidate(s) required to be disclosed by the proposing shareholder under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); and

●	A signed statement from the candidate, confirming such person’s willingness to serve on the Board of Trustees.

The Company’s Secretary will promptly forward such materials to the Chairperson of the Nominating and Corporate Governance Committee.  The Company’s Secretary also will maintain copies of such materials for future reference by the Nominating and Corporate Governance Committee when filling positions on the Board of Trustees.

The Nominating and Corporate Governance Committee will consider shareholder nominated candidates if a vacancy arises or if the Board of Trustees decides to expand its membership and at such other times as the Nominating and Corporate Governance Committee deems necessary or appropriate.  There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates trustee nominees submitted by shareholders as opposed to some other source.

Minimum Qualifications and Process for Identifying and Evaluating Trustee Nominees

The Company does not set specific criteria for members of the Board of Trustees except to the extent required by our Bylaws or to meet applicable legal, regulatory, and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE and the Securities and Exchange Commission (“SEC”), as applicable.  Nominees for trustee will be selected in accordance with the criteria set forth in our Bylaws and Corporate Governance Guidelines and on the basis of various other factors and criteria which the Board of Trustees deems relevant, including, without limitation, the achievement in their personal careers, senior management experience in business, experience in government or education, experience serving on corporate boards, experience in the retail, finance, banking, or real estate industries, wisdom, integrity, ability to make independent, analytical inquiries, understanding of the business environment, and willingness to devote adequate time to performing the duties incumbent upon members of the Board of Trustees.  Under our Bylaws, a person is eligible to be nominated or elected to the Board of Trustees once such person reaches the age of twenty-one and is not under or subject to any legal disability.

Beyond the skill and experience criteria discussed above, the Company, Board of Trustees, and Nominating and Corporate Governance Committee also seek to identify trustee nominees that enable the Board of Trustees to have a diversity of viewpoints in order to better understand and anticipate changes in the environment (business, governmental, social, etc.) in which the Company operates. The Board of Trustees and Nominating and Corporate Governance Committee have each sought to include diverse viewpoints and experiences on the Board of Trustees by having trustees from various industries outside of the Company’s industry, trustees who live or work in geographical areas outside of where the Company is headquartered or operates, and by having trustees with varying ranges of educational, practical, and real world experience.  The Nominating and Corporate Governance Committee assesses how effective both the committee and the Board and Trustees are in creating diverse viewpoints on the Board of Trustees through annual trustee evaluations of the Board of Trustees’ performance and operation as well as during the meetings of the Nominating and Corporate Governance Committee in which trustee recruitment is discussed.

While the selection of qualified trustees is a complex and subjective process that requires consideration of many intangible factors, the Nominating and Corporate Governance Committee believes that each nominee for trustee should have the capacity, if chosen to serve on the Board of Trustees, to possess a basic understanding of: (i) the principal operational objectives, financial objectives, plans, and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any of its significant subsidiaries or business segments, and (iii) the relative position of the Company and its business segments in relation to its competitors.

When nominating a sitting trustee for re-election at an annual meeting, the Nominating and Corporate Governance Committee will consider the trustee’s performance on the Board of Trustees and the trustee’s continued understanding of the aforementioned matters.  Under the Corporate Governance Guidelines, any trustee who has served on the Board of Trustees for twenty consecutive years or has reached the age of seventy-five shall not be eligible for nomination for re-election to the Board of Trustees, except for: (i) Mr. Herbert Glimcher, the current Chairman Emeritus, in recognition of his status as founder of the Company or (ii) any trustee who, based upon the recommendation of the Chief Executive Officer or a Nominating and Corporate Governance Committee member, as approved by the Nominating and Corporate Governance Committee, is regarded as a resource of high value to the Board of Trustees.

The Nominating and Corporate Governance Committee is willing to consider candidates submitted by a variety of sources (including incumbent trustees, shareholders, Company management, and third party search firms) when reviewing candidates to fill vacancies and/or expand the Board of Trustees.  If a vacancy arises or the Board of Trustees decides to expand its membership, the Nominating and Corporate Governance Committee will ask each trustee to submit a list of potential candidates for consideration.  The Nominating and Corporate Governance Committee will then evaluate each potential candidate’s educational background, employment history, outside commitments, and other relevant factors and criteria to determine whether the candidate is potentially qualified to serve on the Board of Trustees.  At that time, the Nominating and Corporate Governance Committee also will consider potential nominees submitted by:  (i) shareholders, if any, in accordance with the Bylaws and the procedures adopted by the Board of Trustees, (ii) the Company’s management, and (iii) any independent third party search firm(s) retained by the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee will seek to identify and recruit the best available candidates, and it intends to evaluate qualified shareholder nominees on the same basis as those submitted by Board of Trustees members, Company management, third party search firms, or other sources.

After completing this process, the Nominating and Corporate Governance Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation.  If the process yields one or more desirable candidates, the Nominating and Corporate Governance Committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs.  The Nominating and Corporate Governance Committee Chairperson will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with all members of the Nominating and Corporate Governance Committee.  All such interviews are held in person and include only the candidate and the Nominating and Corporate Governance Committee members.  Based upon interview results and appropriate background checks, the Nominating and Corporate Governance Committee then decides whether it will recommend the candidate’s nomination to the full Board of Trustees.

Policies and Procedures for Reviewing and Approving Related Party Transactions

The Audit Committee of the Board of Trustees has the responsibility for reviewing, approving (or disapproving), or ratifying any Related Party Transaction (this term is defined in the next paragraph).  Our policies and procedures that govern the disclosure of Related Party Transactions and the Audit Committee’s process in reviewing and assessing a Related Party Transaction are described in our Code of Business Conduct and Ethics which is available on our website at www.glimcher.com.

Under our Code of Business Conduct and Ethics, we define a “Related Party Transaction” as any business or financial relationship or transaction of any type or proposed business or financial relationship or transaction of any type between the Company (or any of its affiliates) and (i) any employee, trustee, officer or Family Member (this term is defined below) of such personnel, (ii) an entity in which any employee, trustee, officer or Family Member of such personnel has a direct or indirect interest (whether ownership, financial or otherwise), or (iii) any entity that has any business or financial relationship or arrangement with any employee, trustee, officer or Family Member of such personnel.  The term “Family Member” is defined in our Code of Business Conduct and Ethics as the spouse, parents, children, siblings, grandparents, grandchildren, nieces and nephews, aunts and uncles, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such employee, trustee or officer of the Company, regardless of whether they share the same household.  For the avoidance of doubt, any employee, officer or trustee of the Company or any Family Member of such person who has a position, relationship or arrangement (whether financial or otherwise) with an individual, firm, corporation, partnership, trust or other entity that engages in a business or financial relationship or arrangement with the Company will be deemed to have an indirect interest in such relationship or arrangement.

Neither the Company nor its employees, officers and trustees shall engage in a Related Party Transaction unless the material terms and conditions of the transaction are: (i) disclosed to the Audit Committee, (ii) approved in advance by the Audit Committee, and (iii) deemed by the Audit Committee to be no less favorable to the Company and its subsidiaries than the terms and conditions that could have been obtained from unaffiliated parties in an arm’s length transaction.  All employees, officers, and trustees of the Company who become aware of the existence of any existing, proposed, or potential Related Party Transaction are encouraged to bring that information to the attention of a supervisor, manager, or other appropriate Company personnel.

In reviewing any existing, proposed, or potential Related Party Transaction, the Audit Committee will conduct itself in accordance with all applicable laws and in accordance with our governance documents.  The Audit Committee will consider all relevant facts and circumstances to determine whether a Related Party Transaction exists, is proposed, or may occur and whether or not to approve the transaction.  The Audit Committee may interview any Company personnel and any other third party that it deems appropriate or necessary to assist it in determining (i) whether there is a Related Party Transaction and (ii) whether to approve the transaction.  In connection with any review by the Audit Committee, it shall have access to all documents in the Company’s possession and shall have the authority to request additional documents it deems appropriate or necessary from any employee, trustee, officer, or Family Member of such personnel and any third party.  All Company personnel shall cooperate with any document or information requests made by the Audit Committee in connection with its review of a transaction.  In connection with the Audit Committee’s review of any existing, proposed, or potential Related Party Transaction, the Audit Committee shall have the authority to engage independent counsel, accounting, or other consultants to advise it as it determines appropriate.

If a Related Party Transaction is approved by the Audit Committee, the Company will disclose the existence and material terms of the transaction in its securities filings if and to the extent required by applicable securities laws.  The Audit Committee shall inform the Board of Trustees of any approval or non-approval of a Related Party Transaction.

The Disclosure Committee

The Disclosure Committee is currently composed of Ms. Janette P. Bobot, Chairperson of the Disclosure Committee and also director of the Company’s internal audit department, and four of the Company’s senior executive officers, Messrs. Michael P. Glimcher, Marshall A. Loeb, Mark E. Yale, and Kim A. Rieck.  The function of the Disclosure Committee is to ensure the accuracy, completeness, and timeliness of any and all material disclosures made to the Company’s shareholders, the investment community, and the SEC, that pertain to Company matters, including, but not limited to, the Company’s financial condition and results of operations.  The Disclosure Committee is not a committee of the Board of Trustees. The Disclosure Committee met five times during the fiscal year ended December 31, 2009.  The Chief Executive Officer and the Chief Financial Officer have adopted a Disclosure Committee Charter and it is available on our website at www.glimcher.com.  The Disclosure Committee Charter sets out the responsibilities, authority, and specific duties of the Disclosure Committee.

Trustee Independence

The Board of Trustees and Nominating and Corporate Governance Committee have determined that Messrs. Aronowitz, Celeste, Doran, Gross, O’Brien, Overly, and Williams are trustees that meet the independence requirements of the NYSE.  The Board of Trustees has made such a determination based on the fact that none of the listed persons have had, or currently have, any material relationship with the Company that would currently impair their independence, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable, or familial relationship.  A majority of the trustees on the Board of Trustees satisfied the independence requirements of the NYSE during fiscal year 2009.

The Role of the Board of Trustees in Risk Oversight

The Board of Trustees has appointed its Audit Committee to assist the Board of Trustees in its oversight responsibilities which include, among other things, risk oversight. The Board of Trustees primarily uses the Audit Committee to administer its risk oversight function which includes oversight of the Company’s financial risk, legal or compliance risk, audit risk, credit risk, liquidity risk, business or operational risk, and other such risks which are identified from time to time. As part of the risk oversight function of the Board of Trustees, the Audit Committee Chairman annually provides the results of the Company’s control environment surveys to the Board of Trustees. These surveys are administered annually by the Company’s internal audit department on an anonymous basis to both senior management and to certain members of the Company’s non-executive staff.  The surveys are distributed as part of the Company’s internal control testing. The surveys are intended to measure the degree to which respondents comply with the Company’s governance, internal control, and ethics policies.  The surveys also assess whether respondents are aware of any non-compliance with the policies and how they view the Company’s administration and enforcement of the policies.

In discharging the Board of Trustees’ risk oversight function, the Audit Committee also receives periodic reports from the Company’s internal audit department as well as BDO on potential financial and non-financial risks existing in the Company’s operations and the steps management is taking or has taken to identify and minimize such risks. One of the reports is a non-financial risk assessment which identifies specific risks across several functional departments within the Company and includes a description of one or more of the controls in place to mitigate the respective risk.  This report is compiled and updated on an annual basis by the Company’s internal audit department and the findings are presented to the Audit Committee. The Audit Committee Chairman reports this risk data to the Board of Trustees during one of its regular meetings.  The other report, a financial risk assessment, is complied in connection with the Company’s annual and quarterly audit of its internal control over financial reporting and the Audit Committee receives a report of any adverse findings in connection with the internal control audit reports of both BDO and the Company’s internal audit department.  The Audit Committee Chairman shares the findings from each of these reports on a quarterly basis with the Board of Trustees. Lastly, the Audit Committee reviews a detailed list, prepared by the Company’s financial reporting and legal departments, which describes the specific risks factors affecting the Company’s business and results of operations.  This list is included in the Company’s Annual Report on Form 10-K (and any periodic updates as needed in the Company’s Form 10-Qs, prospectuses, and registration statements).  The Board of Trustees, and as needed the Audit Committee, reviews the risk factors included in the Form 10-K and any prospectuses or registrations statements before either are filed with the SEC and the Audit Committee solely reviews any changes to the risk factors included in any Form 10-Q.

The Audit Committee further discharges its responsibilities with respect to risk oversight by discussing the Company’s policies over risk assessment and risk management, including financial risk exposure, with the Company’s senior management.  The Audit Committee Chairman also shares the findings from these discussions with the Board of Trustees.  The Audit Committee also discusses the Company’s fraud risk with management and separately with BDO.  As part of these discussions, the Audit Committee receives the findings of fraud testing conducted by the Company’s internal audit department in three key areas of the Company’s operations and processes – payroll, travel and entertainment expense, and specialty leasing.  The Audit Committee Chairman also shares the findings from these discussions with the Board of Trustees.

The manner in which the Board of Trustees administers its risk oversight function is reflected in the leadership structure of the Board of Trustees.  Under our Corporate Governance Guidelines, the Audit Committee Chairman is required to report to the full Board of Trustees on the deliberations and decisions of the Audit Committee, including such deliberations and decisions relating to the Board of Trustees’ risk oversight functions.  However, the Director of Internal Audit and BDO, who directly perform and administer many of the risk assessment functions throughout the fiscal year, do not under the Company’s governance documents directly report to the Board of Trustees, the Chief Executive Officer, or Chairman of the Board.  BDO reports directly to the Audit Committee and the Director of Internal Audit reports directly to the Audit Committee Chairman.

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OUR BOARD OF TRUSTEES & ITS COMMITTEES

Our Board of Trustees currently has ten members and one vacancy.  The persons comprising the Board of Trustees also constitute all of the members of the Board of Directors of Glimcher Properties Corporation, a wholly-owned subsidiary of the Company and sole general partner of our operating partnership, Glimcher Properties Limited Partnership.  During the Company's fiscal year ended December 31, 2009, the Board of Trustees held four regular quarterly meetings and six special meetings. All of the trustees attended at least 75% of all of the meetings of the Board of Trustees held during the fiscal year ended December 31, 2009 and the committees thereof on which such person served during the period.  All members of the Board of Trustees are expected to attend in person the Company’s Annual Meeting.  Nine of the current members of the Board of Trustees attended the 2009 Annual Meeting of Shareholders.  Additionally, during the Company’s fiscal year ended December 31, 2009, non-management trustees met without management in regularly scheduled executive sessions over which the lead trustee of the independent members of the Board of Trustees presided.  Mr. Wayne S. Doran served as lead independent trustee during the 2009 fiscal year.  The Board of Trustees has five standing committees: an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee, a Strategic Planning Committee, and an Executive Compensation Committee.  Each committee’s membership and responsibilities are discussed below and are current as of the Record Date.

Executive Committee

The members of the Executive Committee are Messrs. Wayne S. Doran, Michael P. Glimcher, Niles C. Overly, and Timothy J. O’Brien.  Mr. Glimcher is the Chairman of the Executive Committee.  The function of the Executive Committee is to generally exercise all of the powers of the Board of Trustees except those which are prohibited pursuant to resolutions adopted by the Board of Trustees or which require action by all trustees or independent trustees under applicable law, the provisions of the Bylaws, or the Declaration of Trust.  The Executive Committee did not meet during the fiscal year ended December 31, 2009, but acted by unanimous written consent on four occasions.

Audit Committee

The members of the Audit Committee are Messrs. David M. Aronowitz, Timothy J. O’Brien, Niles C. Overly, and William S. Williams.  Mr. Overly is the Chairman of the Audit Committee.  Each member of the Audit Committee qualifies as an “independent” trustee under the listing standards of the NYSE and the rules promulgated by the SEC.  The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The function of the Audit Committee is to: (i) appoint and replace the Company’s independent registered public accounting firm, (ii) review with the independent registered public accounting firm the audit plans and results of the audit engagement, (iii) approve professional services provided by the independent registered public accounting firm, (iv) review the qualifications and independence of the independent registered public accounting firm, (v) consider the range of audit and non-audit fees, (vi) review the adequacy of the Company’s internal accounting controls, (vii) review and approve any Related Party Transactions, and (viii) investigate reports of ethical and regulatory violations within the Company.  The Audit Committee also reviews the results of management’s assessment of internal control over financial reporting set forth in Management’s Report on Internal Control Over Financial Reporting. The Board of Trustees has authorized the Audit Committee to periodically assess and indentify certain business risks that may impact the Company.  The Audit Committee, as part of its compliance oversight responsibilities, conducts annual reviews and assessments of the business, financial, and operational risks affecting our Company and discusses with management and our independent registered public accounting firm our policies regarding risk assessment and risk management. This review and assessment is done with the assistance of personnel from the Company’s internal audit department.  Following the assessment, the Audit Committee Chairman reports the findings to the Board of Trustees and provides it with a listing of the business, financial, and operational risks identified during the assessment.  The Audit Committee met eight times during the fiscal year ended December 31, 2009.

The Board of Trustees has adopted an Audit Committee Charter, a current copy of which is available on our website at www.glimcher.com.  The Audit Committee Charter sets forth the responsibilities, authority, and specific duties of the Audit Committee as well as the structure and membership requirements of the Audit Committee, the relationship of the Audit Committee to the Company’s independent registered public accounting firm, the Company’s internal audit department, and Company management.  The federal securities laws require the Audit Committee to make certain statements regarding their review of the Company’s financial statements and their discussions with the Company’s independent registered public accounting firm about those statements.  These statements appear in the section of this Proxy Statement entitled “Audit Committee Statements.”

Audit Committee Financial Expert

The Board of Trustees has determined that Mr. Niles C. Overly is qualified to serve as an Audit Committee Financial Expert in accordance with the independence and experience requirements of the NYSE, the Exchange Act, and other applicable laws, including the Sarbanes-Oxley Act of 2002.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. David M. Aronowitz, Richard F. Celeste, Howard Gross, and William S. Williams.  Mr. Gross is the Chairman of the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee qualifies as an “independent” trustee under the listing standards of the NYSE.  The function of the Nominating and Corporate Governance Committee is to: (i) identify individuals qualified to be members of the Board of Trustees, (ii) propose to the Board of Trustees nominees for election at the next annual meeting of the Company’s shareholders, (iii) recommend to the Board of Trustees any modifications or enhancements to the Corporate Governance Guidelines, and (iv) recommend trustee nominees to the Board of Trustees for each committee of the Board of Trustees and for the Chairperson of each such committee.  The Nominating and Corporate Governance Committee met four times during the fiscal year ended December 31, 2009.  The Board of Trustees has adopted a written charter for the Nominating and Corporate Governance Committee which is available on our website at www.glimcher.com.  The Charter sets out the responsibilities, authority, and specific duties of the Nominating and Corporate Governance Committee.

Strategic Planning Committee

The members of the Strategic Planning Committee (the “Planning Committee”) are Messrs. Wayne S. Doran, Herbert Glimcher, Michael P. Glimcher, Howard Gross, Timothy J. O’Brien, and Alan R. Weiler.  Mr. Doran is Chairman of the Planning Committee.  Under the Planning Committee’s charter, each member of the Planning Committee shall possess expertise and practical experience in finance, financial matters, as well as in dealing with the type of transactions described below. Each member of the Planning Committee must be an incumbent member of the Board of Trustees.  The Board of Trustees has adopted a written charter for the Planning Committee. The Planning Committee met six times during the fiscal year ended December 31, 2009.  The function of the Planning Committee is to:

(i)
review, evaluate, and assess any extraordinary transaction (or series of related transactions) between the Company, or any affiliate, and any unaffiliated third party involving the sale, merger, consolidation, transfer, exchange, apportionment, or any conveyance of:  (A) an asset or group of assets representing more than fifty percent of the book value of the Company’s assets (on a consolidated basis as determined in accordance with Generally Accepted Accounting Principles (“GAAP”) prior to the transaction or (B) any other asset or group of assets on which the long-term (i.e., greater than one fiscal year) business strategy of the Company is substantially dependent;

(ii)
review, evaluate, and assess any material and extraordinary restructuring of the management or corporate structure of the Company, or any affiliate, in a way relating to its operations or capital (including, but not limited to, debt, liabilities, or other securities) structure and composition (including, but not limited to, the Company’s qualification as a real estate investment trust); and

(iii)	perform such other duties as assigned to it by the Board of Trustees or required and permitted by any other applicable law or regulation.

Executive Compensation Committee

The members of the Executive Compensation Committee are Messrs. David M. Aronowitz, Richard F. Celeste, Howard Gross, Niles C. Overly, and William S. Williams.  Mr. Williams is the Chairman of the Executive Compensation Committee.  Each member of the Executive Compensation Committee qualifies as an “independent” trustee under the listing standards of the NYSE.  The Board of Trustees has adopted a written charter for the Executive Compensation Committee which is available on our website at www.glimcher.com.  The Amended and Restated Executive Compensation Committee Charter sets out the responsibilities, authority, and specific duties of the Executive Compensation Committee.  It also specifies, among other things, the structure and membership requirements of the Executive Compensation Committee, as well as the relationship of the  Executive  Compensation Committee  to any independent compensation  consultants and management of the Company.  The Executive Compensation Committee met seven times during the fiscal year ended December 31, 2009 and acted by unanimous written consent on three occasions.

The Executive Compensation Committee’s scope of authority includes the following:

(i)
to approve all compensation (including, but not limited to, salary, equity awards, benefits, and perquisites) and hiring matters relating to any individual employed by the Company (including any affiliate) who holds the position of Vice President and higher;

(ii)	to make all decisions relating to the termination of any individual employed by the Company (including any affiliate) who holds the position of Senior Vice President and higher;

(iii)	to review and approve corporate goals and objectives relating to the compensation of the Company’s Chief Executive Officer;

(iv)	to review and approve, as needed or required from time to time, salaries for Company personnel who are employed in positions below that of Vice President;

(v)	to review and approve compensation for members of the Board of Trustees;

(vi)
to retain and terminate any compensation consultant or consulting firm to be used to assist the Executive Compensation Committee in the evaluation of compensation matters and to obtain advice and assistance from internal or external legal, accounting, or other advisors;

(vii)
to approve and determine fees and other retention terms for compensation consultants that are hired to assist in investigations into or studies of matters within the committee’s responsibilities, and retain, at the Company’s expense, such independent counsel and other advisors as it deems necessary for such purposes; and

(viii)
to perform such duties and responsibilities as may be assigned to the Executive Compensation Committee under the terms of any of the Company’s management or employee compensation, equity-based or benefit plans, or by the administration committee of such plans.

The Executive Compensation Committee may delegate any of its duties mentioned above to the extent permitted by the Amended and Restated Executive Compensation Committee Charter, the Bylaws, Declaration of Trust, Corporate Governance Guidelines, or applicable law.  To the extent permitted, its duties may be delegated to subcommittees of the Executive Compensation Committee or certain officers of the Company.  Also, the Executive Compensation Committee may delegate, to Company personnel employed in positions of Senior Vice President and higher, its authority to approve awards from the Company’s equity or incentive compensation plans to persons who hold positions of Vice President and below, provided such delegation does not violate the terms of the Amended and Restated Executive Compensation Committee Charter, Corporate Governance Guidelines, the applicable plan, or any other applicable law or regulation.  Furthermore, under the Amended and Restated Executive Compensation Committee Charter, the Executive Compensation Committee is prohibited from delegating to a subcommittee any decision relating to the compensation or evaluation of the Board of Trustees, Chief Executive Officer, the Executive Compensation Committee itself, or any officer of the Company employed as Senior Vice President or higher.

In determining the amount and form of annual compensation for the Company’s senior executive officers and trustees, the Executive Compensation Committee uses annual performance reviews and guidance from a compensation consultant.  Below is a discussion of how the Executive Compensation Committee uses information from each of these sources to make its determinations.

Performance Reviews

The annual performance evaluations of the Company’s Senior Vice President, General Counsel and Secretary, Executive Vice Presidents, and President are performed by the Company’s Chief Executive Officer.  The Company’s President evaluates the performance of the Senior Vice President, Director of Leasing and the Senior Vice President, Property Management. The Executive Compensation Committee conducts its own annual evaluation of the Chief Executive Officer's performance.  Each of the senior executive officers, including the Chief Executive Officer is assessed on the basis of the Company’s annual operating results, performance on individual objectives, and leadership skills.  At the beginning of 2009, the Chief Executive Officer approved the individual goals and objectives of the Company’s Senior Vice Presidents and higher, and the Chief Executive Officer discussed his own goals and objectives with the Executive Compensation Committee.  The committee approved the final goals and objectives for the Chief Executive Officer, President, and each Executive Vice President and Senior Vice President.  The goals and objectives of the senior executive officers, including the Chief Executive Officer, may be revised throughout the year in order to make necessary adjustments based upon changing business conditions, promotions, and unforeseen events.

As part of their annual performance evaluations, each senior executive officer, including the Chief Executive Officer, completes a self-assessment and participates in a formal evaluation of the goals and objectives established by the officer during the first half of the year.  The Executive Compensation Committee makes determinations pertaining to salary adjustments, equity awards, and annual performance bonuses for senior executives based, in part, on:  (i) the Chief Executive Officer’s evaluation of the performance of the Senior Vice President, General Counsel and Secretary, Executive Vice Presidents and the President and (ii) the President’s evaluation of the Senior Vice President, Director of Leasing and the Senior Vice President, Property Management.  The Executive Compensation Committee conducts its own evaluation in determining the annual salary adjustment, equity award(s), and annual performance bonus for the Chief Executive Officer.

Compensation Consultant

The Executive Compensation Committee has engaged Hewitt Associates, LLC, a global executive compensation consulting firm (“Hewitt”), in the past to assist it in making compensation determinations with respect to the Company’s senior executive officers and trustees, as well as structuring the Company’s executive compensation programs and plans.  Hewitt continues to provide executive compensation consulting services to the Executive Compensation Committee on an as needed basis.  Over the course of Hewitt’s engagement, the scope of Hewitt’s duties has included providing the following to the Executive Compensation Committee:

(i)
data and guidance that the Executive Compensation Committee may use to make decisions that are consistent with the Company’s business strategy, compensation philosophy, prevailing market practices, relevant legal and regulatory mandates, and shareholder interests;

(ii)
equity and non-equity incentive compensation plan design and advice for both annual and various long-term incentive compensation plan structures that will meet the Company’s compensation objectives and competitive market best practice philosophies;

(iii)
competitive market compensation studies to be used in determining base salary, bonus, long-term incentive awards, and periodic reviews of other elements of compensation for the Company’s Chief Executive Officer and other senior executive officers;

(iv)	data and guidance regarding stock ownership guidelines and policies used by companies within the Company’s industry; and

(v)	data and guidance about best practice philosophies, competitive market compensation studies, and competitive pay levels with respect to trustee compensation.

In addition to the information obtained from our annual performance reviews and existing compensation data within our industry, the Executive Compensation Committee used compensation studies compiled by Hewitt to make its determinations on our existing trustee compensation structure.  During fiscal year 2009, Hewitt’s aggregate fees did not exceed $120,000 nor did Hewitt provide any services to the Executive Compensation Committee, the Company, or any of its affiliates that are not described above.

Compensation Committee Interlocks and Insider Participation

The Executive Compensation Committee currently consists of Messrs. David M. Aronowitz, Richard F. Celeste, Howard Gross, Niles C. Overly, and William S. Williams.  The Board of Trustees has appointed the Executive Compensation Committee (or a duly authorized subcommittee thereof) to serve as the administrator of the Company’s compensation and option plans.  The Executive Compensation Committee is the administrator for the Company’s Amended and Restated 1997 Incentive Plan (the “1997 Plan”) and the Amended and Restated 2004 Incentive Compensation Plan (the “2004 Plan”).  As the administrator, the Executive Compensation Committee determines the number of options and other awards granted to the trustees and employees of the Company under the 2004 Plan and, to the extent that awards are modified or adjusted, the 1997 Plan.  None of the current members of the Executive Compensation Committee are or were ever officers and/or employees of the Company or any of its subsidiaries.  The Executive Compensation Committee has prepared a Compensation Committee Report.  The text of this report can be found in the section of this Proxy Statement entitled “Compensation Committee Report.”

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COMPENSATION RISK ASSESSMENT

In addition to the risk oversight responsibilities of the Board of Trustees and Audit Committee that were discussed earlier, the Executive Compensation Committee conducts, in accordance with applicable SEC rules, a risk assessment of the Company’s compensation plans, policies, and practices to determine whether such plans, policies, and practices create risks that are reasonably likely to have a material adverse effect on the Company.  Based on this assessment, the Executive Compensation Committee concluded that the Company’s compensation plans, policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. As part of its assessment the Executive Compensation Committee evaluated the Company’s compensation plans and programs to determine their propensity to cause undue risk taking by employees, including senior executive officers, relative to the level of risk associated with the Company’s business model and operations.  The Executive Compensation Committee believes that the Company does not use highly leveraged short-term incentives that encourage high risk behavior at the expense or detriment of long-term Company value and which are reasonably likely to create a material adverse effect. The Executive Compensation Committee completed its assessment in early 2010 as part of its obligation to oversee the Company’s compensation risk assessment process and reported the findings summarized above to the full Board of Trustees.

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COMPENSATION OF OUR EXECUTIVE OFFICERS & TRUSTEES

Compensation Discussion and Analysis

Executive Summary

During 2009, Company-wide initiatives to reduce costs and corporate overhead impacted our compensation policies and practices. We reduced salaries for bonus-eligible employees, decreased stipends and fees for non-employee members of our Board of Trustees, and suspended the matching contribution component of our 401(k) retirement savings plan.  Although the aforementioned compensation reductions were implemented during the first part of 2009, we maintained the flexibility to make targeted adjustments to executive compensation during the latter part of 2009 when market conditions warranted, and also reserved the ability to make discretionary incentive compensation awards to reward and recognize the contributions of certain senior executive officers.  We believe such actions furthered our compensation objectives to provide competitive and comparable compensation designed to retain our existing executive talent and attract additional executive personnel important to our success.  Despite the aforementioned reductions, we believe that our compensation policies and practices as adjusted continued to advance the traditional objectives of our executive compensation program.  As discussed below and demonstrated by the achievement of certain corporate goals during 2009, we believe that our compensation programs and practices were appropriately tailored to motivate our senior executive officers and employees to focus their performance on achieving the Company’s corporate goals and objectives.

Overview

In this section, we describe all of the important elements of compensation for the senior executive officers listed in the tables that follow and explain how we determined the amounts of compensation paid or provided to the listed officers during 2009 as well as our reasons for paying or providing the compensation disclosed.  During 2009, we continued our effort to provide compensation to our senior executive officers that was both rewarding of performance and competitive with our peer companies. Additionally, our compensation decisions during 2009 were impacted by the adverse economic conditions prevalent in 2008 and 2009, and reflect the measures taken by our management team during 2009 to reduce our overall costs and expenses.  Throughout this section, we refer to the senior executive officers listed in the tables following this section as the “Named Executives” and the Executive Compensation Committee as the “Compensation Committee.”  Additionally, unless otherwise stated, references in this section to data in the Summary Compensation Table are only with respect to the year 2009.

This section is organized to first describe the objectives of our compensation program for the Named Executives as well as executive compensation generally.  Following the discussion of the objectives, we discuss how benchmarking and the review of executive compensation at our peer companies have influenced our executive compensation program and compensation decisions in previous years as well as during 2009. We then explain what our executive compensation program is designed to reward and describe each compensation element within our executive compensation program.  As we discuss each element of compensation and our reasons for choosing to pay the particular element, we also discuss:

(i)	how we generally determined the payment amount for the particular element of compensation;

(ii)	how our decision regarding that element fits into one or more of our overall objectives for our executive compensation program; and

(iii)	how decisions about the particular element of compensation affects, if at all, our decisions regarding other compensation elements.

We conclude our discussion with a brief overview of the tax and accounting implications of our executive compensation program.

Objectives of Our Executive Compensation Program

The goal of our compensation program for the Named Executives, as well as for our executive officers generally, is to provide compensation that is fair and equitable to both the executive officer and our company.  We attempt to accomplish this goal by establishing a compensation program for our senior executive officers with the following objectives:

(i)
to provide compensation for performance based partly upon an evaluation of the annual financial results of our company, a person’s contribution to our company, and the operational results of the department in our company that the officer is responsible for managing;

(ii)	to motivate senior executive officers to focus their performance on both the long-term and short-term goals of our company and align their motivations with those of our shareholders;

(iii)
to attract and retain senior executive officers who are important to the success of our company by awarding compensation that is competitive with companies comparable to our company in size and operation;

(iv)	to encourage senior executive officers to increase their ownership of Common Stock in our company over the course of their employment;

(v)
to provide compensation that contributes to building and enhancing positive morale among the senior executive officers to motivate them to work towards achieving our company’s corporate goals and objectives; and

(vi)	to provide comparable compensation to similarly situated and similarly performing executive officers within our company.

The objectives referenced above are not weighted in any particular manner by the Compensation Committee nor is one objective automatically given primacy over others with respect to particular compensation decisions made by the Compensation Committee. During 2009, decisions regarding the compensation of our executive officers were guided by the aforementioned objectives; however, policies and decisions regarding executive compensation in our company were also impacted by our 2009 fiscal budget which anticipated: (i) certain measures implemented by management to reduce our overall costs and expenses as well as (ii) the impact of adverse economic conditions throughout 2009 in both the retail industry and the U.S. economy on our expected performance for 2009.

Market Comparisons & Benchmarking for Executive Compensation

In the past, the Compensation Committee used compensation studies to obtain comparative compensation data that the committee used to establish our executive compensation plans, policies, and targets as well as to make decisions regarding base salary, equity awards, and performance bonuses for our executives including each of the Named Executives.

During 2007, the Compensation Committee used comparative compensation data from Hewitt (the “Hewitt Study”) to identify: (i) the peer companies used as a comparison base to assess the competitiveness of our executive compensation (the “Peer Group”) and (ii) the subgroup(s) (or percentile ranking) within the Peer Group with whom we expected our executive compensation to be most comparable and competitive. The Peer Group consists of twenty-four publicly-held real estate investment trusts or REITs that: (i) operate in the retail shopping mall sector, (ii) operate outside of the mall sector, but are comparable to our company in size, or (iii) compete with us for investment capital and executive talent.  The companies that comprise the Peer Group are as follows:

● Acadia Realty Trust	● Arden Realty, Inc. *	● BRE Properties, Inc.	● CBL & Associates Properties, Inc.
● Colonial Properties Trust	● Crescent Real Estate Equities Company*	● Developers Diversified Realty Corporation	● Equity One, Inc.
● Federal Realty Investment Trust	● General Growth Properties, Inc.	● Heritage Property Investment Trust, Inc. *	● Kimco Realty Corp.
● The Macerich Company	● The Mills Corporation *	● New Plan Excel Realty Trust, Inc.*	● Pan Pacific Retail Properties, Inc. *
● Pennsylvania Real Estate Investment Trust	● Ramco-Gershenson Properties Trust	● Regency Centers Corp.	● Simon Property Group, Inc.
● Tanger Factory Outlet Centers, Inc.	● Taubman Centers, Inc.	● UDR, Inc. (formerly United Dominion Realty Trust, Inc.)	● Weingarten Realty Investors
* Company has been acquired or ceased operations since 2006.

At the end of 2007, our base salary, equity awards, and performance bonuses were generally competitive and comparable, on a position-by-position basis, with the 25th percentile of the Peer Group.  The 25th percentile was identified as an appropriate subgroup of the Peer Group for compensation comparison purposes because our company generally ranked near the 25th percentile of the Peer Group with respect to annual revenues and total shareholder return (measured over a ten year period ending in 2005).  During 2008, as part of the Company’s budget reductions, no allowances were included in the Company’s 2008 annual budget for increases in executive salaries or performance bonuses.  During March 2009, as part of our efforts to lower our corporate expenses and costs, fiscal year 2009 base salaries for our senior executive officers, including each Named Executive, were reduced 10% from 2008 levels. As a result, the Compensation Committee did not engage in any market comparison using the Peer Group to establish and approve 2008 or 2009 executive salaries or to make modifications to the overall structure of the Company’s executive bonus plan.  As discussed in greater detail in the section captioned The Elements of Compensation Within Our Executive Compensation Program, an adjustment was made to a Named Executive’s base salary and target bonus payout, but the adjustment was not based upon any formal market comparison or benchmarking of the Peer Group.  With respect to equity awards, as we describe in greater detail in the section captioned 2009 Equity Compensation Grants & Programs, the Compensation Committee, in determining the size of the awards, considered, after informal consultation with Hewitt, (i) the size and combination of equity grants prevalent in the market and comparable to grants made to similarly situated executives at companies in our Peer Group, (ii) the size of past awards, (iii) the Company’s performance during 2008 as well as the depressed market value of the Common Shares, and (iv) the individual’s overall performance.

What Our Executive Compensation Program is Designed to Reward

Our executive compensation program is designed to reward the operating performance of our company as well as individual performance.

(i)  Company Operating Performance

Our company is a REIT that primarily owns, leases, acquires, develops, and operates regional and super regional shopping malls.  In order to maintain our REIT status, we must distribute at least 90% of our ordinary taxable income to our shareholders.  Therefore, we use Funds From Operations, or FFO, as a supplemental measure to net income to measure our operating performance.  FFO is the commonly accepted and recognized measure of operating performance for REITs by the real estate industry.  FFO is defined by the National Association of Real Estate Investment Trusts, or NAREIT, as net income (or loss) available to common shareholders (computed in accordance with GAAP), excluding gains or losses from sales of depreciable assets, plus real estate related depreciation and amortization and after adjustments for joint ventures and minority interests. We believe that per share growth in both net income and FFO are important factors in enhancing shareholder value. Therefore, a component of our executive compensation program is designed to reward achievement of our company’s year-end per share FFO goals.  Although FFO is partly influenced by market forces that are beyond our control, we feel that our senior executive officers, including the Named Executives, have the greatest opportunity to influence performance in this area.  Therefore, we base a large portion of their total cash compensation on an evaluation of our company’s annual FFO results.

It is important to note that FFO includes impairment losses for properties held-for-use and held-for-sale.  Also, FFO does not represent cash flow from our operating activities in accordance with GAAP and our FFO may not be directly comparable to similarly titled measures reported by other REITs.  Moreover, FFO should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Our Executive Bonus Plan uses FFO per Common Share performance targets to determine a portion of each Named Executive’s annual bonus.  As we will discuss in greater detail in the section below captioned Annual Bonus, 70% of a Named Executive’s target bonus opportunity under the Executive Bonus Plan is used to determine the portion of the person’s bonus based upon an evaluation of our company’s annual FFO results.  We calculate our reported FFO per Common Share by dividing our FFO by the weighted average number of diluted Common Shares outstanding for our fiscal year.  Under this calculation, our reported FFO is net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable assets, plus real estate depreciation and amortization after adjustments for joint ventures and minority interests.

Other factors that we use to measure our operating performance include occupancy levels at our regional shopping mall properties, property sales, completion or initiation of development or redevelopment projects, and completed joint venture or partnering initiatives.  These factors are generally used for individual goals or objectives because the completion of these types of goals or objectives are generally heavily influenced by the actions of a particular senior executive officer, department, or functional area within our company.

(ii)  Individual Performance

Our executive compensation program also rewards individual performance. Individual performance is rewarded through base salary and performance-based or variable compensation.  Through base salary, the specific skill set and managerial abilities of an executive are rewarded.  With respect to performance-based or variable compensation, individual performance is evaluated and rewarded based primarily upon an assessment of the executive’s achievement of predetermined individual objectives that are linked to our overall corporate goals.  Individual objectives of the executives differ for each person and are, generally, established in March of the evaluation year concurrently with the adoption of the Executive Bonus Plan for that year.  For the 2009 performance year, each of the Named Executives had between five and six objectives.  Bonus awards for performance on individual objectives for 2009 were granted under the Company’s 2009 Executive Bonus Plan.

Each Named Executive has a target bonus payout amount to reward overall performance of his individual objectives.  As we will discuss in greater detail in the section below captioned Annual Bonus, for the Named Executive Officers, the target bonus payout amount to reward individual performance is equal to 30% of the person’s total target bonus opportunity under the Executive Bonus Plan.  A Named Executive’s target bonus payout amount for individual achievement is an amount within a range of bonus payout amounts for achievement of the individual objectives.  The range of bonus payouts for individual achievement corresponds to the assessment of the Named Executive’s overall performance on all objectives as shown by the chart below:

Performance Assessment Levels
	Threshold	Target	Maximum
Bonus Payout Range	75-99% of Target Bonus Payout for Individual Objectives	100% of Target Bonus Payout for Individual Objectives	101-125% of Target Bonus Payout for Individual Objectives

For each individual objective, a Named Executive has an expected deliverable or target performance.  The actual performance of the Named Executive with respect to an objective is evaluated and awarded at: (A) Target, which describes expected performance, (B) Threshold, which describes acceptable performance that is below Target performance, and (C) Maximum, which describes performance that exceeds expectations.  The performance targets for each Named Executive’s objectives are only stated in terms of target or expected performance.  There are no stated performance targets for Threshold or Maximum as these standards are identified in connection with the evaluation of a Named Executive’s performance and in light of expected performance for the particular objective. The evaluation levels for the individual objectives have the following achievement percentages: (A) Threshold (75–99%), (B) Target (100%), and (C) Maximum (101–125%).  At the conclusion of each Named Executive’s evaluation on his individual objectives, all of the achievement percentages for the person’s objectives are aggregated and divided by his total number of objectives in order to produce his overall achievement percentage for performance on his individual objectives. A Named Executive’s overall achievement percentage will range between 0%-125% and shall be used to determine the portion of the Named Executive’s annual bonus awarding individual achievement.  Each objective is equally weighted, but the Named Executive’s performance evaluation for each objective may vary and affect his overall achievement percentage. If a Named Executive receives an overall achievement percentage below 75%, then he is ineligible for a bonus under the 2009 Executive Bonus Plan.  The 2009 individual objectives for the Named Executives and target performance for each objective are listed in the chart that follows:

Named Executive & Objectives	Target Performance
Chairman of the Board & Chief Executive Officer
Maintain compliance with financial covenants for corporate credit facility or extend/renegotiate corporate credit facility.
● Glimcher Properties Limited Partnership satisfies compliance with financial covenants for corporate credit facility throughout 2009;
● Obtains extension of maturity date of corporate credit facility; or
● Renegotiates the terms of the corporate credit facility and the amount of the corporate credit facility.

Named Executive & Objectives (cont’d)	Target Performance (cont’d)
Chairman of the Board & Chief Executive Officer (cont’d)
Complete all refinancing activity.	● Complete the sale of The Great Mall of the Great Plains; and ● Complete refinancing of Grand Central Mall and Tulsa Promenade as well as financing for the Polaris Lifestyle Center expansion.
Complete or agree to terms of an asset-based joint venture transaction and/or an asset sale.	Enter into agreement or complete an economically feasible transaction per approval by Board of Trustees or reject a transaction due to market conditions.
Personally maintain all critical banking relationships.	Perform as stated.
Ensure that day-to-day operations run smoothly despite the turbulent environment.	Perform as stated.
Implement no less than 90% of the cost reduction initiatives.	Deliver at least $3.5 million of savings as stated in corporate budget for fiscal year 2009.

Executive Vice President, Chief Financial Officer & Treasurer
Address all 2009 mortgage debt maturities.	● Complete the sale of The Great Mall of the Great Plains; and ● Complete refinancing of Grand Central Mall and Tulsa Promenade as well as financing for the Polaris Lifestyle Center expansion.
Address renewal of corporate credit facility with focus on extending term into 2012.
● Glimcher Properties Limited Partnership satisfies compliance with financial covenants for corporate credit facility throughout 2009;
● Obtains extension of maturity date of corporate credit facility; or
● Renegotiates the terms of the corporate credit facility and the amount of the corporate credit facility.

Improve forecasting of key covenants of the corporate credit facility.	Perform as stated.
Anticipate negative or positive volatility in the market and adjust the Company’s 2009 budget accordingly.	Perform as stated.
Provide appropriate leadership and support with respect to the successful implementation of key information system projects.	Successful implementation of lease tracking system, cash flow budgeting system, and human resources information system.

President & Chief Operating Officer
Maintain occupancy between 91% and 93% at 2009 year-end with re-leasing spreads in excess of 10% for 2009.	The Company reports 2009 year-end occupancy for mall stores between 91% and 93% and re-leasing spreads for mall stores in excess of 10% for 2009.
Achieve budgeted common area maintenance (“CAM”) expense for mall portfolio.
The Company’s CAM expenses for 2009 do not exceed $58 million or no more than a 3.5% increase occurs over the Company’s 2008 CAM expenses as adjusted to account for the sale of The Great Mall of the Great Plains.

Meet 2009 sponsorship revenue goals and implement a new long-term gift card program.
The Company achieves sponsorship revenue of at least $1.97 million or achieves at least a 3% increase over the Company’s 2008 sponsorship revenue. A long-term gift card program is implemented or written plan for program is submitted to Chief Executive Officer for consideration and approval.

Named Executive & Objectives (cont’d)	Target Performance (cont’d)
President & Chief Operating Officer (cont’d)
Successful opening of Scottsdale Quarter® (“SQ”).
● SQ operations staff is fully staffed at SQ grand opening or when SQ is 90% operational;
● Phase I of SQ is 100% occupied at 2009 year-end as measured by number of leases executed by tenant or out for signature; and
● Office space for SQ is occupied at 2009 year-end consistent with the Company’s leasing goals for SQ office space  as measured by number of leases executed by tenant or out for signature taking into account market conditions.

Successfully staff the Company’s properties and maintain positive morale amongst employees at the properties.	Perform as stated.

Executive Vice President & Chief Investment Officer
Integrate construction and development departments and create a highly functioning department.	Perform as stated.
Assist in marketing and facilitating joint venture opportunities.	Perform as stated.
Coordinate marketing Eastland Mall (NC) with broker and City of Charlotte, N.C.	Successfully transfer property to lender or third-party buyer by deadline stated in the loan modification agreement.
Execute on opportunities to market and sell peripheral land and outparcels owned by the Company and sell undeveloped land.	Perform as stated.
Monitor SQ development to successful and timely completion within budget parameters.	Perform as stated.

Senior Vice President, Director of Leasing
Maintain occupancy between 91% and 93% at 2009 year-end with re-leasing spreads in excess of 10% for 2009.	The Company reports year-end occupancy for mall stores between 91% and 93% and re-leasing spreads for mall stores in excess of 10% for 2009.
Complete the 2009 property renewals with added strategy and focus.	Complete at least 90% of all renewals (mall store and anchor leases set to expire in 2009) by 2009 year-end or have renewal documents out for signature by 2009 year-end.
Ensure that the Glimcher leasing team is visible and productive with retailers through retailer portfolio meetings.	Schedule and meet with more retailers in 2009 as compared to 2008.
Improve and develop the leasing team.	Perform as stated
Complete the leasing and opening of the SQ and Polaris Lifestyle Center (“PLC”) developments, the development project at The Mall at Johnson City (“MJC”), the River Valley Mall ("RVM") multi-tenant building development, and Surprise Towne Center development.
Execute store openings for signed leases at PLC, MJC, and Phase I of SQ. Complete a majority (over 50%) of the leasing at RVM multi-tenant building and Surprise Towne Center.

The Elements of Compensation Within Our Executive Compensation Program

(i)      Base Salary

We provide base salaries for each of the Named Executives and to all of our other executive officers.  Their annual base salaries are intended to create a minimum level of compensation and are designed to achieve the objectives of our executive compensation program relating to hiring and retaining executive talent.  In establishing base salaries, the Compensation Committee annually evaluates during February or March of each year whether adjustments should be made to make the base salaries of our senior executives more competitive or to reflect changes in the role of an executive officer in the Company.  In evaluating and establishing base salaries, the Compensation Committee also considers the Company’s historical pay practices for the respective executive position, the role of the executive in our company and management structure, the person’s knowledge, performance, and experience, the comparability of salaries among the senior executives, and the Company’s fiscal budget for the year in which the salaries are paid.

During 2007, salaries for the Named Executives were adjusted to improve comparability with the Peer Group within the 25th percentile, to recognize merit-based achievement and promotions, and improve salary comparability amongst the Named Executives.  Although no salary adjustments were made during 2008, the Summary Compensation Table shows slight increases between the 2007 and 2008 salaries because the 2007 salary adjustments occurred during the fiscal year and, in each individual case, were not paid over the course of a full fiscal year until the 2008 fiscal year.

Effective April 2009, as part of our efforts to lower our corporate overhead, fiscal year 2009 base salaries for all of our bonus-level employees and senior executive officers, including each Named Executive, were reduced. The salary reductions ranged from 2.5% to 10%.  For the Company’s senior executive officers, including each Named Executive Officer, base salaries for 2009 were reduced 10% from 2008 levels.  The percentages were selected because they enabled the Company to achieve targeted reductions in our corporate administrative expenses for 2009.  The Board of Trustees and Compensation Committee approved the salary reductions.  During the latter part of 2009 and in connection with the Company’s efforts to recruit junior level executive leasing talent, management recognized and informed the Compensation Committee of the immediate need to improve the competiveness and market comparability of the Senior Vice President, Director of Leasing’s overall compensation, including, but not limited to, his base salary.  As a result, the Compensation Committee approved in September 2009, the reinstatement of the Senior Vice President, Director of Leasing’s base salary to its 2008 level. Similar to the 2007 adjustments, the fiscal year 2009 salary data reported in the Summary Compensation Table does not reflect the full ten percent reduction and other noted adjustments because the Named Executives, as well as our other bonus-eligible personnel, were not paid at the adjusted rates for the full fiscal year. Although the base salaries for the Named Executives have fluctuated during fiscal years 2007 to 2009 for various reasons, we believe that our salary compensation for the Named Executives is consistent with our historical pay practices for the respective position and continues to further our compensation objective of attracting and retaining executive personnel.

Despite the salary reductions and adjustments during fiscal year 2009, our Chief Executive Officer and our President continued to have the first and second highest salary compensation amongst the Named Executives because of their management and oversight responsibilities. These differences in compensation are also reflected in our bonus, equity, and severance compensation for the same reasons.  As in prior years, the amount of a Named Executive’s 2009 annual salary was not affected or influenced by the amount of any other compensation element within our executive compensation program; however, paid salary continues to be a variable used in the formula to determine a Named Executive’s annual performance bonus and severance payout under our executive severance arrangements. As we describe in greater detail in the section captioned 2009 Equity Compensation Grants & Programs, the Compensation Committee did take the 2009 salary reductions into consideration when determining the composition and size of the equity compensation grants to the Named Executives for fiscal year 2009.  Salaries paid to the Named Executives for fiscal year 2009 are reflected in column (c) of the Summary Compensation Table and, generally, account for approximately 52% – 73% of a Named Executive’s total annual compensation reported in the Summary Compensation Table.

(ii)  Annual Bonus

The annual bonuses for our senior executive officers are traditionally designed to further our executive compensation objectives of providing performance-based compensation and compensation that is competitive with companies within our Peer Group.  We pay annual bonuses to the Named Executives because we believe it will further these objectives.  Historically, the annual bonus for our senior executive officers is a cash payment that is awarded in March for performance during the previous year.  The amount of the bonus payment for our senior executive officers, including the Named Executives, during 2009 is determined based upon the terms and conditions of our 2009 Executive Bonus Plan.

The 2009 Executive Bonus Plan is the only bonus plan in which the Named Executives participated in 2009.  Each year, the Compensation Committee determines which senior executive officers will participate in that year’s Executive Bonus Plan and approves the terms and conditions of the respective plan.  The Board of Trustees also adopts the plan when it approves and ratifies the actions of the Compensation Committee. Generally, the participants in our Executive Bonus Plan are the Company’s Senior Vice Presidents and above. Actual award payouts under the 2009 Executive Bonus Plan vary amongst the plan participants, including the Named Executives, and are ultimately determined by the Compensation Committee. In making award determinations under the 2009 Executive Bonus Plan, the Compensation Committee has the authority and discretion to take into consideration the impact of unanticipated and extraordinary factors or events that positively or negatively affected our company or an individual’s performance during the year.  The Compensation Committee’s use of discretion must always be authorized and ratified by the Board of Trustees, which has a majority of independent trustees, or pursuant to the terms of the compensation plan or contract approved by the Board of Trustees.

(A)      Structure of the 2009 Executive Bonus Plan

Under the 2009 Executive Bonus Plan, the final bonus payment amounts were determined based upon the evaluation of the Company’s FFO performance and the senior executive officer’s performance on his individual objectives. The plan is structured in this manner so that we may reward both individual achievement and corporate achievement in furtherance of our compensation objective to provide performance-based compensation and reward the type of achievement that our executive compensation program is designed to reward. An individual’s bonus payment amount is the sum of two components:  (1) the portion of the payment based upon a review and evaluation of our year-end FFO performance (the “FFO Component”) and (2) the portion of the payment based upon the overall achievement of the individual’s objectives (the “Individual Objectives Component”).

In determining the FFO Component and Individual Objectives Component that comprise a Named Executive’s bonus payment, the following bonus targets must initially be determined: (1) Target Bonus Payout Amount, (2) FFO Target Amount, and (3) Individual Objectives Target Amount.  Under the plan, a Named Executive’s Target Bonus Payout Amount is a stated percentage of the salary paid to him during the year. The Named Executive’s FFO Target Amount is 70% of his Target Bonus Payout Amount and the Individual Objectives Target Amount is 30% of the Target Bonus Payout Amount.  The Compensation Committee structured the plan in this manner in order to make the majority of a Named Executive’s bonus award opportunity impacted by our company’s overall FFO performance. The Target Bonus Payout Amount, FFO Target Amount, and Individual Objectives Target Amount do not represent bonus payment amounts under the plan, but instead represent targets that determine the bonus amount depending upon the level of individual and corporate achievement.  The Target Bonus Payout Amount, FFO Target Amount, and Individual Objectives Target Amount for each of the Named Executives are listed in the table below (amounts are rounded to the nearest dollar):

Named Executive	Target Bonus Payout Amount	FFO Target Amount (70% of Target Bonus Payout Amount)	Individual Objective Target Amount (30% of Target Bonus Payout Amount)
Chairman of the Board & CEO	$471,832 (85% of paid salary)	$330,282	$141,550
EVP, CFO & Treasurer	$144,894 (50% of paid salary)	$101,426	$43,468
President & COO	$205,144 (50% of paid salary)	$143,601	$61,543
EVP & Chief Investment Officer	$161,801 (50% of paid salary)	$113,261	$48,540
SVP/Director of Leasing	$125,780 (40% of paid salary)	$88,046	$37,734

During 2007, the Compensation Committee approved increases to the percentages of salary used to determine the Target Bonus Payout Amount under the 2007 Executive Bonus Plan in order to continue to make the target bonus potential for each Named Executive comparable to and competitive with the target bonus potential reported in the Hewitt Study for similarly situated officers at the 25th percentile of our Peer Group.  Except for the Senior Vice President, Director of Leasing, no adjustments to the target bonus potential for the Named Executives were made during 2008 or 2009. As discussed earlier, the components of the Senior Vice President, Director of Leasing’s compensation were adjusted during the latter part of 2009 to improve its the competiveness and market comparability in connection with the Company’s efforts to recruit junior level executive leasing talent.  In September 2009, the Compensation Committee approved an increase in the percentage used to determine the Senior Vice President, Director of Leasing’s Target Bonus Payout Amount from 30% to 40% of paid salary.  Although the target bonus potential for the Named Executives has not been adjusted since 2007 except as described above, the Compensation Committee continues to believe that the bonus compensation of the Named Executives furthers our objectives to provide compensation comparable and competitive with companies within our Peer Group that also motivates our senior executives to perform at a high level.

(B)  Determining the Amount of the FFO Component of a Named Executive’s Annual Bonus

Following the Compensation Committee’s review and evaluation of our year-end FFO performance, the amount of the FFO Component of a Named Executive’s annual bonus under the 2009 Executive Bonus Plan is determined using the following scale:

Evaluation Levels for Per Common Share FFO Performance
Bonus Payment Component	Minimum (Yr. End FFO of $1.74-$1.86)	Threshold (Yr. End FFO of $1.87-$1.96)	Target (Yr. End FFO of $1.97-$2.06)	Maximum (Yr. End FFO of $2.07)
FFO Component	25-48% of FFO Target Amount	50-95% of FFO Target Amount	100-145% of FFO Target Amount	150% of FFO Target Amount

The FFO targets stated in the chart above were formulated to include the range of our anticipated 2009 per Common Share FFO results that were initially announced at the beginning of 2009. Under each level of FFO performance in the 2009 Executive Bonus Plan, each year-end FFO per share amount is assigned a percentage used to determine the portion of the FFO Target Amount a participant is eligible to receive based upon the Company’s year-end FFO performance.  For example, if we attain a year-end FFO of $1.74 per share, then plan participants would be eligible to receive 25% of their FFO Target Amount, but if we achieve a year-end FFO of $1.86 per share, then plan participants would be eligible to receive 48% of their FFO Target Amount.  Under the plan, percentage payouts are separated by two percentage points between FFO per share amounts under the Minimum level of performance (starting at $1.75) and by five percentage points under the Threshold and Target levels.  The Compensation Committee structured the plan in this manner to provide flexibility within the evaluation levels in the event that the Compensation Committee used its discretion in determining the award amount for the FFO Component of the bonus award.

For 2009, we reported FFO per diluted Common Share of $1.40 which is less than the lowest target year-end FFO result that would qualify a Named Executive for a bonus payout for the FFO Component under the plan’s Minimum performance level as shown in the preceding table.  However, the Compensation Committee authorized a payout under the FFO Component at the Threshold level by exercising its discretion in determining the Company’s FFO performance under the plan and the FFO Component for each Named Executive.  There were two reasons the Compensation Committee decided to exercise such discretion.  First, the Compensation Committee believed that an award under the FFO Component would reward the Named Executives for performance and management of the Company’s business consistent with the Company’s long-term goals and financial objectives despite adverse economic conditions.  Second, the Compensation Committee determined that our reported year-end per Common Share FFO results were not caused by any underperformance or mismanagement by the Named Executives, but instead were the result of external economic and market factors outside the control of the Named Executives and the Company’s senior management team. The Compensation Committee’s use of discretion under these circumstances was authorized by the Board of Trustees and permitted by the terms of the 2009 Executive Bonus Plan.

In determining whether to award payments for the FFO Component, the Compensation Committee identified three factors that impacted our reported year-end FFO results. The factors or events recognized by the Compensation Committee that adversely impacted our reported year-end FFO results were: (1) the dilutive impact of the Company’s secondary Common Stock offering in September 2009, (2) a non-cash charge incurred to fully reserve for a promissory note we determined was unlikely to be fully repaid and which we received as partial consideration for a mall we sold in 2007, and (3) a non-cash impairment charge related to development land located in Vero Beach, Florida.  The Compensation Committee also considered the impact of the reduction in value of a put-call option held by the Company for the Vero Beach development land.

The Compensation Committee evaluated and considered the business reasons for the occurrence of each of the factors mentioned above.  With respect to the offering, the Compensation Committee recognized that senior management throughout 2009 took several steps, in addition to the offering, to improve the Company’s liquidity and financial condition. Although dilutive, the stock offering provided the Company with needed capital to complete other initiatives integral to achieving its financial objectives, namely the amendment and restructuring of its corporate credit facility. With respect to the two non-cash charges, the Compensation Committee recognized that GAAP required the Company to incur certain financial charges during particular fiscal periods and at certain amounts due to the reduced market value of the Vero Beach development land and the change in facts and circumstances surrounding the collectability of the note.  The Compensation Committee did not attribute the charges and the reduction in the put-call option’s value to any mismanagement or underperformance by senior management, but rather to external economic and market forces which reduced the market value of the development land, made the Company’s development of such property unlikely, and lessened the likelihood that the Company would be fully repaid on the outstanding note.

In exercising its discretionary authority, the Compensation Committee evaluated our 2009 year-end per Common Share FFO results without the dilutive impact of the offering.  As part of its analysis and evaluation of information provided by management, the Compensation Committee concluded that the dilutive impact of the offering on the Company’s reported 2009 year-end FFO results was equal to $0.30 per Common Share.  Based upon this analysis, and solely for purposes of determining annual bonuses, the Compensation Committee used its discretion to add back $0.30 per Common Share to the Company’s 2009 reported year-end per Common Share FFO results leaving an adjusted year-end FFO of $1.70 per Common Share.  The Compensation Committee also used its discretion to neutralize the impact on the adjusted per Common Share FFO of the two non-cash charges recognized by the Company for fiscal year 2009 which adversely impacted the Company’s reported per Common Share FFO for 2009 because FFO includes losses from non-cash charges.  The non-cash charges were equal to $0.21 per Common Share of FFO.  The Compensation Committee decided to negate the positive impact of the reduction in the value of the put-call option reflected in our reported per Common Share FFO in order to remove any benefit associated with the Vero Beach development in determining the FFO Component of the bonus award.  The reduction in the value of the put-call option accounted for $0.04 in the Company’s 2009 reported year-end per Common Share FFO results. Thus, the Compensation Committee used its discretion to add back $0.17 per Common Share to the Company’s 2009 reported year-end per Common Share FFO results resulting in an adjusted year-end FFO of $1.87 per diluted Common Share. Under the 2009 Executive Bonus Plan, FFO of $1.87 per diluted Common Share is within the plan’s Threshold FFO performance level (i.e., 50% of FFO Target).

In addition to using its discretion to authorize incentive awards relating to FFO performance for the Named Executives, the Compensation Committee also exercised similar discretion in determining incentive awards relating to FFO performance for our other senior executives and non-executive personnel.  In using this discretion to determine incentive compensation, the Compensation Committee believed that such action and awards advanced our compensation objective of motivating personnel to focus their performance on our company’s long-term goals and objectives. The Compensation Committee also believes that awarding discretionary incentive awards based upon the rationale described above improves the morale of the Company’s workforce.

Based upon the foregoing, the Compensation Committee authorized the payment of bonus awards to the Named Executives for the Company’s 2009 per Common Share FFO achievement at the 2009 Executive Bonus Plan’s Threshold level of 50% of a Named Executive’s FFO Target Amount as shown in the table below (amounts are rounded to the nearest dollar):

Named Executive	Target Bonus Payout Amount	FFO Target Amount (70% of Target Bonus Payout Amount)	FFO Component of Annual Bonus (50% of the Named Executive’s FFO Target Amount)
Chairman of the Board & CEO	$471,832 (85% of paid salary)	$330,282	$165,141
EVP, CFO & Treasurer	$144,894 (50% of paid salary)	$101,426	$50,713
President & COO	$205,144 (50% of paid salary)	$143,601	$71,801
EVP & Chief Investment Officer	$161,801 (50% of paid salary)	$113,261	$56,631
SVP/Director of Leasing	$125,780 (40% of paid salary)	$88,046	$44,023

(C)  Determining the Individual Objectives Component of a Named Executive’s Annual Bonus

In determining the amount of the Individual Objectives Component of a Named Executive’s annual performance bonus, the Compensation Committee considers the overall performance of the Named Executive on his individual objectives.  Upon the completion of the Named Executive’s performance evaluation, the Named Executive receives an overall achievement percentage that ranges from 0% to 125% and reflects his performance on his individual objectives.  This overall achievement percentage is then applied to the Named Executive’s Individual Objectives Target Amount to determine the Individual Objectives Component of the Named Executive’s annual bonus award.  If a Named Executive receives an overall achievement percentage below 75% then he is ineligible for a bonus under the 2009 Executive Bonus Plan.  The table below lists the range of bonus payouts for individual achievement that each of the Named Executives was eligible to receive based upon his achievement of his individual objectives (amounts are rounded to the nearest dollar):

	Overall Performance Evaluation Levels for Individual Objectives
Named Executive	Threshold (75-99% Achievement Percentage)	Target (100% Achievement Percentage)1	Maximum (101-125% Achievement Percentage)
Chairman of the Board & CEO	$106,163 – $140,135	$141,550	$142,966 – $176,938
EVP, CFO & Treasurer	$32,601 – $43,033	$43,468	$43,903 – $54,335
President & COO	$46,157 – $60,928	$61,543	$62,158 – $76,929
EVP & Chief Investment Officer	$36,405 – $48,055	$48,540	$49,025 – $60,675
SVP/Director of Leasing	$28,301 – $37,357	$37,734	$38,111 – $47,168
1Listed amounts represent each Named Executive’s Individual Objectives Target Amount.

The individual objectives of the Named Executives can be separated into two categories:  (1) objectives relating to the performance of the respective Named Executive and (2) objectives relating to the Company’s activities or operational results or the performance of others affiliated with the Company.  Generally, the Named Executives have more objectives relating to the Company’s activities, operational results, or performance due to the managerial focus of their responsibilities.  In evaluating the performance of each Named Executive to determine the Individual Objectives Component of the respective Named Executive’s bonus award, the Compensation Committee recognized the following Company achievements during 2009: (1) year-end mall store occupancy of 92.5%; (2) the completion of mortgage refinancing transactions for two regional mall properties and one mortgage financing transaction for PLC; (3) maintained compliance throughout the year with the covenants of the Company’s corporate credit facility and extending the facility’s maturity date for an additional year; (4) the opening and staffing of Phase I of the Company’s SQ development; (5) the successful transfer of Eastland Mall (N.C.) (“Eastland”) to the mortgage lender for the property; (6) the successful implementation during the year of cost reduction initiatives and achievement of targeted cost savings; and (7) the execution of an agreement-in-principle for an asset-based joint venture transaction. In determining each Named Executive’s Individual Objectives Component, the Compensation Committee also recognized individual achievements in addition to the Company achievements mentioned above.

With respect to determining the Chief Executive Officer’s Individual Objectives Component, the Compensation Committee considered his achievement of a Target rating for his objective concerning the Company’s credit facility because the Company remained in compliance throughout 2009 with the facility’s covenants and extended its maturity date for another year. The Chief Executive Officer also received Target ratings for his objectives to reduce corporate expenses and maintain the Company’s daily operations because the Company realized its budgeted expense reduction targets and implemented creative and cost-effective solutions to maintain employee relations in a difficult economic environment. The Compensation Committee also considered, in formulating the Chief Executive Officer’s award, the Maximum rating he received on his objectives to execute a joint venture transaction, complete planned refinancing activity, and maintain the Company’s critical banking relationships as shown by: (1) the execution of an asset purchase agreement as part of a joint venture transaction between affiliates of the Company and The Blackstone Group® (“Blackstone”), (2) the execution of financing transactions for Tulsa Promenade (“Tulsa”), Grand Central Mall (“GCM”), and PLC in a difficult lending and economic environment, (3) the completion of the sale of The Great Mall of the Great Plains, and (4) the Company’s progress throughout the year in working with its primary lending partners to complete critical financing transactions and restructure its corporate credit facility.

In determining the Chief Financial Officer’s Individual Objectives Component, the Compensation Committee considered his outstanding performance in managing the Company’s financing related activity throughout 2009, despite an adverse economic environment and difficult lending market.  The Chief Financial Officer achieved a Maximum rating for his objectives relating to: (1) addressing the Company’s 2009 debt maturities and asset financing plans as shown by the completion of financing transactions for Tulsa, GCM, and PLC; (2) financial forecasting of key covenants of the Company’s credit facility as illustrated by the Company’s compliance throughout 2009 with the credit facility’s covenants despite an adverse and unpredictable economic environment; and (3) managing the Company’s fiscal budget.  The Chief Financial Officer also managed the execution of the Company’s contractual option to extend the maturity date of its credit facility, thereby affording the Company greater flexibility and time to negotiate a modification of the credit facility. The Chief Financial Officer also provided the necessary leadership and support in overseeing the creation of effective plans to implement vital information system projects critical to the Company’s business and operations. The Chief Financial Officer received a Target rating for each of the objectives relating to these two responsibilities.

In light of the Chief Financial Officer’s outstanding performance during 2009, the Compensation Committee did not believe his final bonus award, as determined by the 2009 Executive Bonus Plan’s formula, fully achieved the Company’s objective to provide compensation that rewards a person’s contribution to the Company.  After considering the adverse economic and corporate lending conditions, on both a regional and national level, under which the Chief Financial Officer achieved outstanding results with respect to the Company’s mortgage loan transactions and credit facility covenant compliance during 2009, the Compensation Committee approved an additional discretionary cash bonus award to the Chief Financial Officer in the amount $35,000. The Compensation Committee formulated the amount of the Chief Financial Officer’s discretionary award based upon their subjective evaluation and qualitative assessment of the value the Company received from the Chief Financial Officer’s achievements during 2009 relating to the Company’s real estate financing and corporate financing transactions. Although this award is in addition to the Chief Financial Officer’s bonus award under the 2009 Executive Bonus Plan, the terms of the award are consistent with the terms of the 2009 Executive Bonus Plan in that it is: (1) a one-time cash award determined at the time annual bonus payments under the 2009 Executive Bonus Plan are determined, (2) within the range of payments under the 2009 Executive Bonus Plan that the Chief Financial Officer is eligible to receive for performance on his individual objectives, and (3) based upon his performance with respect to certain of his individual objectives under the 2009 Executive Bonus Plan.

In determining the President’s Individual Objectives Component, the Compensation Committee considered his outstanding performance on his objectives to achieve CAM expense savings for the Company, achieve annual goals with respect to sponsorship revenue, successfully staff SQ once the project reached a certain operational capacity, and maintain and manage the staff at the Company’s other properties in light of a difficult economic climate and consistent with the Company’s fiscal budget. The President’s Maximum rating on each of the aforementioned objectives was highlighted by his ability to: (1) achieve savings in CAM expenses consistent with the Company’s 2009 fiscal budget, (2) obtain sponsorship revenue in excess of the revenue levels provided for in the Company’s 2009 fiscal budget together with the creation of a new gift card program, (3) successfully staff SQ upon 90% of the Phase I portion of the project becoming operational and satisfying the 2009 retail leasing and office leasing goals for the project, and (4) maintain low employee attrition at the Company’s properties despite a difficult economic environment. Although the Company reached its mall store occupancy goals for 2009, the President received a Threshold rating on his objective relating to mall occupancy and re-leasing because the Company did not achieve more than a 10% increase in re-leasing spreads for fiscal year 2009 as compared to 2008 levels.

In determining the Chief Investment Officer’s Individual Objectives Component, the Compensation Committee considered his performance on his objectives relating to reorganizing the Company’s construction and development departments, facilitating the Company’s joint venture prospects, coordinating the transfer of Eastland, and managing the opening of the SQ development.  The Chief Investment Officer’s Target rating on each of the aforementioned objectives was highlighted by the: (1) appointment of new junior executive to manage the Company’s construction and development departments and streamlining the staff of each department, (2) the execution of an agreement-in-principle for an asset-based joint venture transaction with a Blackstone affiliate, (3) the successful transfer of Eastland as planned and timely opening of SQ’s Phase I portion.  The Chief Investment Officer received a Threshold rating on his objective relating to outparcel sales because the Company’s $1.67 million in revenue from outparcel sales during 2009 was less than the outparcel sales revenue anticipated under the Company’s 2009 fiscal budget which was attributable primarily to the adverse economic and financial conditions prevalent in the sales market for outparcel lots.

In determining the Senior Vice President, Director of Leasing’s Individual Objectives Component, the Compensation Committee considered his performance on his objectives relating to completing the Company’s 2009 lease renewals, improving the productivity of the Company’s leasing personnel and developing its leasing talent, attaining the Company’s annual mall occupancy targets, and completing the leasing of the Company’s development projects.  The Senior Vice President, Director of Leasing attained a Maximum rating on his objectives regarding the Company’s 2009 leasing renewals and leasing team productivity as illustrated by the increase during 2009 in mall square footage represented by tenant renewals as compared to 2007 and 2008 as well as the increased number of portfolio meetings with retailers during 2009 as compared to prior years. The Senior Vice President, Director of Leasing attained a Target rating with respect to his objective to develop the Company’s leasing talent as illustrated by the addition of a junior leasing executive, creation of an internal procedure to process tenant requests for rent relief, and the dismissal of underperforming leasing associates. Lastly, the Senior Vice President, Director of Leasing attained Threshold ratings on his two objectives relating to mall store occupancy and re-leasing targets as well as leasing for the Company’s development projects.  Although the Senior Vice President, Director of Leasing’s outstanding performance contributed to the Company’s 92.5% mall store occupancy at year end and measurable progress in leasing the newly developed PLC, newly redeveloped MJC, and multi-tenant building at RVM, adverse economic and market factors significantly contributed to limited progress in leasing Surprise as well as the Company’s inability to achieve more than a 10% increase in re-leasing spreads for fiscal year 2009 as compared to 2008.

Following the Compensation Committee’s review and assessment of the performance evaluations for the Named Executives, the committee determined payout amounts for the Individual Objectives Component for each of the Named Executives based upon each person’s overall achievement percentage that resulted from his performance evaluation.  The Individual Objectives Component for each Named Executive was added to the person’s FFO Component to obtain the total bonus payout under the 2009 Executive Bonus Plan as shown in the following table:

Named Executive (Achieve. Percent.)	Individual Objectives Target Amount (30% of Target Bonus Payout Amount)	Individual Objectives Component of Annual Bonus1		FFO Component of Annual Bonus	Total Bonus Award
Chairman of the Board & CEO (112.5015%)	$141,550	$159,246		$165,141	$324,387
EVP, CFO & Treasurer (115.006%)	$43,468	$49,991	2	$50,713	$100,704
President & COO (109.003%)	$61,543	$67,084		$71,801	$138,885
EVP & Chief Invest. Officer (95%)	$48,540	$46,113		$56,631	$102,744
SVP/Director of Leasing (102.003%)	$37,734	$38,490		$44,023	$82,513

1Amount determined by multiplying achievement percentage by Individual Objectives Target Amount. Final award amounts were rounded to the nearest dollar or nearest tenth.
2$35,000 discretionary bonus award not included.

The bonus payout award under the 2009 Executive Bonus Plan, for each of the Named Executives, is reflected in column (g) of the Summary Compensation Table. The Chief Financial Officer’s discretionary bonus award is reflected in column (d) of the Summary Compensation Table.  The bonus payment amount under the 2009 Executive Bonus Plan, generally, accounts for approximately 19% – 30% of a Named Executive’s total annual compensation that is reported in the Summary Compensation Table.  As stated earlier, during 2009, the Compensation Committee did not modify the formula used in the Executive Bonus Plan to determine bonus awards except as discussed for the Senior Vice President, Director of Leasing. Increases in incentive compensation reflected in column (g) of the Summary Compensation Table between 2007 and 2009 are attributable in part to the increases in the values of the variables used in the plan’s formula to determine bonuses and in part to the variances in awards received by the Named Executives between 2007 and 2009 for both individual performance as well as the Company’s FFO performance.

(iii)         Equity Compensation

(A)       Our Granting Practices & Philosophy

Historically, we have made annual grants of stock options and restricted Common Stock to our senior executive officers, including the Named Executives, as part of their compensation arrangement. Our equity compensation awards provide an opportunity for us to achieve one of the objectives of our executive compensation program – to  provide compensation that motivates our senior executive officers to focus their performance on the long-term goals of our company and align their motivations with those of our shareholders.  In addition to the aforementioned objective, the Compensation Committee also attempts to provide equity compensation that is:  (1) comparable to similar awards provided to similarly-situated executives at companies within our Peer Group based upon analysis of prior year data in the Hewitt Study and (2) consistent with our historical granting practices for the respective executive position.  Although we remain committed to our goal of providing equity compensation that will further the aforementioned objectives, on occasion we may modify our granting practices or implement granting strategies designed to enhance employee morale or mitigate reductions experienced by employees, including the Named Executives, in other areas of compensation as well as in the value of equity grants from prior years on account of declines in the market value of our Common Stock.

(B)         2009 Equity Compensation Grants

The Compensation Committee structured the equity awards in 2009 to further the objectives described above.  The Compensation Committee believed that equity awards could serve to enhance employee morale in light of the salary adjustments and other reductions in compensation made by the Company during 2009.  Upon consulting with Hewitt and reviewing information submitted by senior management, the Compensation Committee also recognized that decreases in the Company’s Common Stock price resulted in reductions in the accounting expense attributable to stock and option grants, thereby permitting increases in grant size without an associated increase in fiscal expense to the Company. Therefore, in 2009, the Compensation Committee included stock options in equity awards to the Named Executives for the first time since fiscal year 2006.

Although the Compensation Committee modified the size of equity awards to the Named Executives during 2009 in comparison to 2008 after considering the factors and objectives described above, the schedule under which grants were made remained virtually unchanged from previous years. Our annual equity awards for 2009 were made in March. We make awards at this time because it enables us to consider the prior year’s performance of our company and senior management as well as our expectations of the individual and our company for the coming year. The Compensation Committee’s schedule is determined several months in advance and the proximity of any award(s) to public announcements or other market events relating to our company is purely coincidental. As in past years, 2009 equity grants were not based upon the achievement of predetermined performance goals by our company or individual performance goals, but rather were the product of the Compensation Committee’s judgment in light of its consideration of the factors and objectives previously discussed.  Based upon these factors and objectives, the Compensation Committee decided to make the restricted Common Stock awards in 2009 to our senior executive officers, including each of the Named Executives, equal in number to twice the amount of each recipient’s 2008 stock grant and awarded stock options to each Named Executive equal in number to forty percent of such person’s restricted Common Stock award. The Compensation Committee used this percentage to determine the size of a Named Executive’s stock option grant because it resulted in award sizes that achieved the Compensation Committee’s objectives for the 2009 grants and that were comparable in size to stock option grants to the respective Named Executive in previous years. For the reasons discussed above, the Compensation Committee in 2009, as compared to 2008, also doubled the size of equity grants to each of our non-executive employees eligible to receive awards under the 2004 Plan.

Similar to the 2008 restricted Common Share grants, the 2009 Common Share grants have transfer restrictions that lapse in three equal annual installments over a period of five years beginning on the third anniversary of the grant date.  The terms of the stock option grants mirrored the terms of grants in previous years.  Each stock option permits the recipient, generally, to purchase one share of Common Stock, for a period of ten years, at a price that is determined on the date the stock option is awarded (i.e., the exercise price). Stock options granted to senior executive officers, including all of the Named Executives, vest and become exercisable in one-third installments over a period of three years beginning on the first anniversary of the grant date.  The exercise price for stock option awards granted during 2009 was equal to the NYSE closing market price of the Common Stock on the grant date for the respective stock option award.

We believe that awarding options that are not immediately exercisable and Common Stock with transfer restrictions is an optimal way to motivate recipients to focus their performance on the long-term goals of our company, which we believe will positively affect the market value of the Common Shares and consequently the potential value of the recipient’s equity awards.  In terms of outstanding equity awards held by the Named Executives, stock options constitute the majority of those awards because those were traditionally the only type of equity compensation that our company awarded.  We began awarding restricted Common Stock in March 2005.  We made this change to provide an appropriate incentive vehicle to retain critical executive talent in the organization and to make our incentive awards competitive with equity incentive awards provided by a majority of REITs comparable to us in size and operation.

The values relating to our equity awards which are reported in columns (e) and (f) of the Summary Compensation Table for each Named Executive represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”) for each person’s respective award(s) during the listed year. Generally, the grant date fair value of stock options and restricted Common Stock awards account for approximately 3% – 8% of a Named Executive’s total annual compensation that is reported in the Summary Compensation Table.

(C)         Common Stock Ownership Guidelines

During 2008, our Board of Trustees finalized formal guidelines requiring both senior executive officers and members of the Board of Trustees to acquire and maintain ownership of the Company’s Common Shares.  The guidelines remained in place and unchanged during fiscal year 2009.  We believe these guidelines will promote our compensation objective of encouraging our senior executive officers to increase their ownership of Common Stock in our company over the course of their employment and motivating our senior executive officers to focus their performance on both the long-term and short-term goals of our Company and align their motivations with the interests of our shareholders. Our Board of Trustees voted to approve the guidelines upon the recommendation of its Nominating and Corporate Governance Committee and the Compensation Committee.  Under the guidelines, Common Shares acquired by officers and trustees through purchase, gift, exchange, or other means are counted toward the person’s ownership requirement level in addition to Common Shares received through grants, awards, or payments from the Company.

Under the guidelines, any member of our Board of Trustees who is not an employee of the Company or any of its affiliates, shall, within five years of the later of the guideline’s adoption date of May 9, 2008 or the date on which such person is elected or appointed to the Board of Trustees, own Common Shares with a market value of no less than four times such person’s then current annual cash retainer for serving as a member of the Board of Trustees, exclusive of chairperson fees, lead independent trustee fees, or meeting fees.  With respect to our executive officers, the guidelines provide that the Chief Executive Officer, President, Chief Operating Officer, any Executive Vice Presidents, and any other executive officers of the Company that are identified by the Compensation Committee as being subject to the guidelines, shall, within five years of the later of the guideline’s adoption date or the date on which such person is elected or appointed to the applicable office covered by the guidelines, own Common Shares with a market value as follows:

Executive Officer	Market Value of Common Shares Required to Own
Chief Executive Officer	Four times (4X) base salary
President	Three times (3X) base salary
Chief Operating Officer	Three times (3X) base salary
Other executive officers of the Company subject to the guidelines	Two times (2X) base salary

Under the guidelines, an executive officer’s base salary shall be the actual paid annual salary received by the executive officer from the Company (or any applicable affiliated company or subsidiary) for the Company’s fiscal year in which the market value of the executive officer’s Common Share holdings is measured for purposes of compliance with the guidelines. Persons holding more than one of the listed offices shall comply with the guidelines by following the ownership requirements of the office with the larger Common Stock ownership obligation.

(iv) Retirement & Health Benefits

Our retirement benefits are provided under our Amended and Restated Retirement Savings Plan (the “Savings Plan”).  The Savings Plan is a qualified deferred compensation plan or 401(k) plan.  We partially matched employee contributions to the Savings Plan, including contributions made by our senior executive officers, until May 1, 2009 when we suspended our company match as part of our cost reduction measures (the “Match Suspension”).  No other material changes were made to the Savings Plan during 2009 that materially affected compensation provided under the Savings Plan.  Until the Match Suspension, the Company matched 100% of the first 3% of salary deferrals that an employee contributed to the Savings Plan and 50% of the next 2% of salary deferrals that an employee contributed to the Savings Plan. During 2009, we provided matching contributions to the Named Executives under the Savings Plan until the implementation of the Match Suspension and the aggregate per person matching contribution ranged from $6,685 to $9,973.  We do not have a traditional pension plan or supplemental retirement plan.  The health benefits that we provide senior executive officers are the same benefits generally available to all of our salaried employees and participation is optional.

(v)  Perquisites & Other Compensation

We provide our senior executive officers with a limited number of perquisites that we believe are reasonable, competitive, and consistent with our objective to have an executive compensation program that provides compensation arrangements that are comparable with companies within our Peer Group and that will attract and retain the best leaders for our company.  We believe that the perquisites we provide to our senior executive officers advance the Company’s interests as well as the officer’s personal development and growth.  The primary perquisites provided during 2009 to our senior executive officers, including certain Named Executives, were: membership fees and dues for business travel programs, executive clubs, and participation in non-profit organizations.  The perquisite value (exclusive of matching Savings Plan contributions and dividend payments on restricted Common Stock holdings) included in column (h) of the Summary Compensation Table represents the aggregate incremental cost of the item(s) to us. The amounts reported in column (h) of the Summary Compensation Table include the aggregate incremental cost to us of perquisites, matching contributions under the Savings Plan provided by the Company, and dividend payments on restricted Common Stock holdings. These amounts account for approximately 4% – 10% of a Named Executive’s total annual compensation that is reported in the Summary Compensation Table.

(vi)  Change in Control Arrangements

All of the Named Executives have change in control arrangements in the form of a Severance Benefits Agreement.  Payments under our severance agreements are one-time lump sum payments and also include the continuation of health insurance benefits as well as the immediate vesting of all unvested and outstanding equity compensation held by the respective Named Executive. As shown in Table A in the section of this Proxy Statement entitled “Potential Payments to Named Executives Upon Termination or Change in Control,” the amount of a Named Executive’s potential payment is based upon a formula that includes the market value of restricted Common Stock awards, the person’s annual bonus payment, and paid salary.

We believe that providing change in control agreements to our senior executive officers and structuring them in this manner serves one of the chief objectives of our executive compensation program by aligning the motivations and interests of senior management with those of our shareholders when change in control offers or transactions are considered in the period preceding a change in control.  If a Named Executive optimizes the investment return for our shareholders by performing in a manner that we believe will positively affect our Common Stock price and in turn benefit our shareholders then, in the event of a change in control, the total payment received by a Named Executive under the respective Severance Benefits Agreement will be similarly optimized.  Increases in Common Stock price or value that we believe would precede a change in control under the aforementioned circumstances should positively influence the value of outstanding equity awards that immediately vest under the arrangements as well as the amount of a Named Executive’s total payment under a Severance Benefits Agreement.  The Named Executive’s bonus compensation, which under the formula also affects the severance payment, may also increase to reflect superior company and individual performance that may contribute to increases in Common Stock price.  We believe that if the severance payment and benefits a Named Executive received under a Severance Benefits Agreement following a change in control were materially affected by the person’s employment status with our company following the change in control, then his or her motivations in evaluating a change in control transaction involving our company are less likely to be aligned with those of our shareholders.  As a consequence, we permit payments under the Severance Benefits Agreements to persons with such agreements who are still employed by our company following a change in control.

The existence and structure of our severance agreements also aids in our recruitment and retention of executive officers.  The tax related payments, health benefits, and severance multiplier are components of the agreements that we believe help us to achieve this objective because they allow us to award compensation comparable and competitive with companies within the Peer Group with whom we compete in recruiting executive talent. Moreover, we believe that providing change in control benefits and protections to senior executive officers serves our retention and recruitment objective because the arrangements reassure executive officers that they will not lose the benefit of the Company’s future profits if a change in control occurs that they would have otherwise received in the short term had the change in control not occurred.

Table A in the section of this Proxy Statement entitled “Potential Payments to Named Executives Upon Termination or Change in Control” illustrates that the amount payable and benefits received under the Severance Benefits Agreements are influenced by other elements of compensation within our executive compensation program.  However, the Compensation Committee’s decisions pertaining to these elements are not affected or influenced by the impact that each element may have on a Named Executive’s severance payment under a Severance Benefits Agreement.  Moreover, all of the Severance Benefits Agreements of the Named Executives are structured identically with the only material difference between agreements being the size of the severance multiplier used in the formula that determines the severance payment.  The difference in the size of the severance multiplier as well as the size of the severance payment amongst Named Executives is consistent with the differences between the Named Executives found in the other elements of our executive compensation program.  The reasons for these differences in the context of the severance arrangements are the same as those previously stated in this Compensation Discussion and Analysis section for the differences in salary, bonus compensation, and equity awards between the Named Executives.  Potential severance payments and benefits for the Named Executives are discussed in greater detail in the section of this Proxy Statement entitled “Potential Payments to Named Executives Upon Termination or Change in Control.”  During 2009, no changes were made to the existing severance arrangements for any of the Named Executives nor did any of the Named Executives receive additional severance arrangements or benefits.  However, as is generally the case each year, the potential severance payments and benefits for the Named Executives do reflect annual changes in compensation and benefits received by the respective Named Executive.

(vii) Tax & Accounting Implications on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRS Code”) imposes a $1,000,000 limit on a publicly traded company’s federal income tax deduction for non-performance based compensation paid during a tax year to persons who are covered by Section 162(m).  It is the responsibility of the Compensation Committee to address the issues raised by Section 162(m) with respect to the compensation paid to the Named Executives.  At this time, it is not anticipated that any such non-deductible compensation will be material in amount.  Moreover, so long as the Company continues to qualify as a REIT under the IRS Code, the payment of any non-deductible compensation should not have a materially adverse impact on the Company.  The Compensation Committee will continue to monitor the tax implications of executive compensation on the Company’s financial statements and will take appropriate action as warranted.

Section 409A of the IRS Code imposes taxes and interest on compensation deferred under nonqualified deferred compensation plans unless the plan and any compensation paid under the plan qualifies for certain exemptions or exceptions from the applicability of Section 409A.  At this time, we believe that the plan-based compensation of the Named Executives, including the potential compensation payable under the Severance Benefits Agreements, is either within an exception or exemption from the applicability of Section 409A.  The Compensation Committee will continue to monitor the implications of Section 409A on our current executive compensation plans as well as future arrangements provided by the Company.

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Summary Compensation Table & Other Supporting Tables

The following tables and accompanying footnotes set forth certain information with respect to the cash and other compensation paid or accrued by the Company for its Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers at the end of fiscal years ended December 31, 2009, 2008, and 2007 (collectively, the “Named Executives”). All values stated are rounded to the nearest dollar.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (10) ($)	Bonus ($)	Stock Awards (1),(2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total (9) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Michael P. Glimcher Chairman of the Board and Chief Executive Officer	2009 2008 2007	$555,096 $575,000 $542,660		$84,000 $328,200 $1,244,177	$2,255 $0 $0	$324,387(4) $322,575 $299,822	$103,133(5) $134,766 $128,575	$1,068,871 $1,360,541 $2,215,234
Mark E. Yale Executive Vice President, Chief Financial Officer and Treasurer	2009 2008 2007	$289,787 $300,178 $299,033	$35,000(6)	$28,000 $109,400 $396,189	$752 $0 $0	$100,704(4) $112,567 $97,186	$31,611(7), (8) $45,735 $42,575	$485,854 $567,880 $834,983
Marshall A. Loeb President and Chief Operating Officer	2009 2008 2007	$410,288 $425,000 $394,459		$42,000 $164,100 $601,158	$1,127 $0 $0	$138,885(4) $153,000 $126,511	$43,814(7), (8) $59,515 $51,630	$636,114 $801,615 $1,173,758
George A. Schmidt Executive Vice President and Chief Investment Officer	2009 2008 2007	$323,601 $335,204 $334,192		$23,332 $91,163 $396,189	$626 $0 $0	$102,744(4) $108,104 $96,083	$30,594(7), (8) $44,964 $39,985	$480,897 $579,435 $866,449
Thomas J. Drought, Jr. Senior Vice President, Director of Leasing	2009 2008 2007	$314,451 $316,888 $315,780		$14,000 $54,700 $246,830	$376 $0 $0	$82,513(4) $74,152 $62,052	$17,579(7), (8) $23,501 $20,314	$428,919 $469,241 $644,976

(1)
The value represented for each Named Executive is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for such person’s restricted Common Stock award(s) received during the respective fiscal year listed in column (b). For fiscal year 2007, the listed total includes the grant date fair value under FASB ASC Topic 718 for restricted Common Stock awarded to the respective Named Executive during fiscal year 2007 and the grant date fair value under FASB ASC Topic 718 for performance shares awarded to the respective Named Executive during fiscal year 2007 based upon the probable outcome of the performance conditions for such awards as of the respective grant date.  The assumptions used in determining the listed valuations for fiscal years 2007-2009 are provided in Part IV of the Company’s Form 10-K for the fiscal year ended December 31, 2009 in Item 15 entitled Exhibits and Financial Statement Schedules in note 16 of the notes to consolidated financial statements.

(2)
With respect to the value reported for performance shares received by each Named Executive during fiscal year 2007, the value reported in the table above is based upon the probable outcome of the performance conditions for such awards as of the respective grant date and are as follows for each Named Executive:  (i) Mr. Michael P. Glimcher – $779,785,  (ii) Mr. Mark E. Yale – $246,149, (iii) Mr. Marshall A. Loeb – $379,558, (iv) Mr. George A. Schmidt – $246,149, and (v) Mr. Thomas J. Drought, Jr. – $154,078. These grant date fair values under FASB ASC Topic 718 would be the same assuming the achievement of the highest level of performance for such awards.

(3)
The value represented for each Named Executive is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for such person’s stock option award received during the respective fiscal year listed in column (b). None of the Named Executives received stock option awards in 2007 or 2008. The assumptions used in determining the listed valuations are provided in Part IV of the Company’s Form 10-K for the fiscal year ended December 31, 2009 in Item 15 entitled Exhibits and Financial Statement Schedules in note 17 of the notes to consolidated financial statements.

(4)	The amounts represent cash awards granted to the respective Named Executive pursuant to the terms of the 2009 Executive Bonus Plan.

(5)
The amount listed includes: (i) a matching contribution of $7,212 made or credited by the Company for fiscal year 2009 under the Savings Plan, (ii) aggregate dividends of $78,326 received during fiscal year 2009 for Common Stock received from the Company in connection with restricted Common Stock grants, and (iii) the aggregate incremental cost to the Company of providing reimbursement of dues, fees, and related expenses for membership and participation in a non-profit corporate executive networking organization, executive club, and business travel program.

(6)
The amount represents a one-time discretionary cash bonus award approved by the Executive Compensation Committee for outstanding performance in managing, coordinating, and overseeing the Company’s financing related transactions and activities during fiscal year 2009.

(7)
The amount listed represents the aggregate matching contributions made or credited by the Company for fiscal year 2009 under the Savings Plan to the respective Named Executive and the aggregate dividends received by the respective Named Executive during fiscal year 2009 for Common Stock received from the Company in connection with restricted Common Stock grants. The matching Savings Plan contributions and dividend payments for each respective Named Executive are as follows:  (i) Mr. Mark E. Yale – $7,735 in matching contributions and $23,876 in dividend payments, (ii) Mr. Marshall A. Loeb – $9,973 in matching contributions and $33,841 in dividend payments, (iii) Mr. George A. Schmidt – $6,685 in matching contributions and $23,909 in dividend payments, and (iv) Mr. Thomas J. Drought, Jr. – $7,305 in matching contributions and $10,274 in dividend payments.

(8)
The total value of all perquisites and other personal benefits received by the respective Named Executive during the fiscal year ended December 31, 2009 was less than $10,000 and therefore are not included in this table.

(9)	For each respective Named Executive, the amount listed represents the aggregate total of the amounts listed in columns (c) through (h).

(10)	Fiscal year 2009 salaries for employees of the Company and each of its affiliates, including each Named Executive, were paid over the course of twenty-seven biweekly pay periods.

The Summary Compensation Table above reflects for each Named Executive the payments and awards for 2009, 2008, and 2007 of the primary elements of executive compensation that were discussed in the preceding Compensation Discussion and Analysis section.  With respect to the data listed for fiscal year 2009, salary constitutes the largest component of each Named Executive’s total compensation that is paid in cash.  The data listed in column (e) for 2009 represents the aggregate grant date fair value for restricted Common Shares granted to the Named Executive in the year stated.  The aggregate grant date fair value for stock option awards granted to the respective Named Executive is reported in column (f).  Also included for fiscal year 2007, is the grant date fair value for the performance shares awarded from the 2007 Long Term Incentive Plan for Senior Executives.  These awards were only granted during 2007 because one of the vesting criterion became unattainable in 2008 thereby nullifying the awards granted in 2007.

The dollar value of dividends paid to the Named Executives for their respective restricted Common Stock holdings are included in column (h). No dividends are paid or accrued with respect to our stock option awards or with respect to the performance share allocations we made in 2007.  We determined the aggregate grant date values for our restricted Common Stock awards by taking the closing market price of the Common Shares on the NYSE on the date of grant and multiplying it by the number of restricted Common Shares received by the respective Named Executive in the listed year.  With respect to our stock option awards, we determined the grant date fair value of each option by estimating the fair value on the grant date using the Black-Scholes options pricing model, amortizing the value over the requisite vesting period for the option, and then calculating the final fair value after consideration of a set of assumptions.  With respect to the performance shares, we determined the aggregate grant date fair value for those awards by using the Monte Carlo simulation technique which establishes a value by first simulating one or more variables that may affect or influence the value of the performance shares and then determines their average value over the range of resultant outcomes.

GRANTS OF PLAN-BASED AWARDS
FOR 2009

The following table and accompanying footnotes set forth certain information concerning grants of cash and non-cash awards made to each of the Named Executives under the Company’s equity and non-equity incentive compensation plans during the fiscal year ended December 31, 2009. All monetary values are rounded to the nearest dollar.  None of the Named Executives have transferred any of the awards that they received during the fiscal year ended December 31, 2009.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock	All Other Option	Exercise or Base	Grant Date Fair Value of Stock
		Threshold ($)	Target ($)	Maximum ($)	Awards: Number of Shares of Stock or Units (#)(2)	Awards: Number of Securities Underlying Options (#)(2)	Price of Option Awards ($/Sh)(3)	and Option Awards(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Michael P. Glimcher	3/12/2009	$106,163	$471,832	$672,361	60,000	24,000	$1.40	Stock: $84,000 Options: $2,255
Mark E. Yale	3/12/2009	$32,601	$144,894	$206,474	20,000	8,000	$1.40	Stock: $28,000 Options: $752
Marshall A. Loeb	3/12/2009	$46,157	$205,144	$292,331	30,000	12,000	$1.40	Stock: $42,000 Options: $1,127
George A. Schmidt	3/12/2009	$36,405	$161,801	$230,567	16,666	6,666	$1.40	Stock: $23,332 Options: $626
Thomas J. Drought, Jr.	3/12/2009	$28,301	$125,780	$179,237	10,000	4,000	$1.40	Stock: $14,000 Options: $376

(1)
Amounts represent possible cash payouts to the respective Named Executive pursuant to the terms of our 2009 Executive Bonus Plan.  The range of payments listed in columns (c) through (e) for each of the Named Executives represents the estimated possible bonus payment amounts under the 2009 Executive Bonus Plan that a respective Named Executive would be eligible for under the following circumstances and assuming no use of discretion by the Executive Compensation Committee in authorizing such payments:

Threshold:
The FFO Component of an individual’s bonus payment is not awarded if the Company’s FFO performance is below the Minimum level under the 2009 Executive Bonus Plan and the individual obtains receives an achievement percentage for overall performance on his individual objectives of 75% and receives 75% of his Individual Objectives Target Amount.

Target:
The FFO Component of an individual’s bonus payment is awarded at 100% of his FFO Target Amount.  The individual obtains an achievement percentage for overall performance on his individual objectives of 100% and receives 100% of his Individual Objectives Target Amount.

Maximum:
The FFO Component of an individual’s bonus payment is awarded at 150% of his FFO Target Amount.  The individual obtains an achievement percentage for overall performance on his individual objectives of 125% and receives 125% of his Individual Objectives Target Amount.

Actual payouts under the 2009 Executive Bonus Plan are reported in column (g) of the Summary Compensation Table.

(2)	Amounts represent restricted Common Stock or stock option grants from the 2004 Plan to the listed Named Executive.

(3)	The exercise price for the stock option awards is the closing price on the NYSE for the Common Stock on the grant date listed in column (b).

(4)
The value represented for stock is the aggregate grant date fair value of the restricted Common Stock awarded to the respective Named Executive computed in accordance with FASB ASC Topic 718. The value represented for options is the aggregate grant date fair value of the stock options awarded to the respective Named Executive computed in accordance with FASB ASC Topic 718.

The disclosures contained in the two preceding tables include both cash and equity compensation.  The largest components of each Named Executive’s cash compensation are their annual salary and annual bonus plan payment.  Generally, a Named Executive’s aggregate salary and bonus plan compensation account for approximately 80% – 93% of the individual’s total compensation.  All restricted Common Stock and stock option awards were made from our 2004 Plan.  All of the Named Executives received regular dividends on their restricted Common Stock holdings during 2009 at the same dividend rates applicable to all other common shareholders.

The restricted Common Stock awards have service-based conditions related to their vesting in that the transfer restrictions on the Common Shares lapse over a predetermined period of time provided the Named Executive remains employed by our company.  The transfer restrictions on the Common Stock awards received by each of the Named Executives during 2009 lapse in three equal annual installments over a period of five years beginning on the third anniversary of the grant date.  Additionally, the restricted Common Stock awards and unexercised stock option awards have forfeiture provisions that are triggered if the Named Executive is no longer employed by our company unless the Executive Compensation Committee waives the forfeiture provisions. The stock options awarded to each of the Named Executives are exercisable in three equal installments beginning one year after the grant date stated in column (b) of the Grants of Plan Based Awards for 2009 table.

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OUTSTANDING EQUITY AWARDS AT
FISCAL YEAR-END 2009

The following table and accompanying footnotes set forth certain information concerning unexercised options to purchase Common Shares and unvested restricted Common Stock for each Named Executive that are outstanding as of December 31, 2009. None of the Named Executives have transferred any of the awards that are reported in the table below.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Michael P. Glimcher					123,967(2)	$334,711

Stock Option Awards
03/05/02 Award	25,000	0	$17.61	03/04/12
03/11/03 Award	75,000	0	$18.93	03/10/13
03/12/04 Award	97,985	0	$26.69	03/11/14
05/10/04 Award	27,015	0	$19.56	05/09/14
03/09/05 Award	75,000	0	$25.67	03/08/15
05/05/06 Award	75,000	0	$25.22	05/04/16
03/12/09 Award	0	24,000(7)	$1.40	03/11/19

Mark E. Yale					41,056(3)	$110,851

Stock Option Awards
09/08/04 Award	20,000	0	$25.61	09/07/14
03/09/05 Award	15,000	0	$25.67	03/08/15
05/05/06 Award	25,000	0	$25.22	05/04/16
03/12/09 Award	0	8,000(7)	$1.40	03/11/19

Marshall A. Loeb					58,956(4)	$159,181

Stock Option Awards
05/16/05 Award	25,000	0	$24.74	05/15/15
05/05/06 Award	25,000	0	$25.22	05/04/16
03/12/09 Award	0	12,000(7)	$1.40	03/11/19

George A. Schmidt					36,055(5)	$97,348

Stock Option Awards
03/07/01 Award	23,647	0	$14.75	03/06/11
03/05/02 Award	30,000	0	$17.61	03/04/12
03/11/03 Award	50,000	0	$18.93	03/10/13
03/12/04 Award	39,194	0	$26.69	03/11/14
05/10/04 Award	10,806	0	$19.56	05/09/14
03/09/05 Award	25,000	0	$25.67	03/08/15
05/05/06 Award	25,000	0	$25.22	05/04/16
03/12/09 Award	0	6,666(7)	$1.40	03/11/19

Thomas J. Drought, Jr.					20,622(6)	$55,679

Stock Option Awards
03/11/03 Award	13,333	0	$18.93	03/10/13
03/12/04 Award	15,678	0	$26.69	03/11/14
05/10/04 Award	4,322	0	$19.56	05/09/14
03/09/05 Award	20,000	0	$25.67	03/08/15
05/05/06 Award	10,000	0	$25.22	05/04/16
03/12/09 Award	0	4,000(7)	$1.40	03/11/19

(1)
For each Named Executive, listed amounts represent the aggregate market value of the unvested restricted Common Shares listed in column (f) as computed by multiplying the Common Shares’ closing market price of $2.70 per share as listed on the NYSE as of December 31, 2009 by the number of unvested restricted Common Shares listed in the adjacent column (amounts are stated to the nearest dollar).

(2)
The vesting dates for Mr. Glimcher’s 123,967 unvested restricted Common Stock awards are as follows: (i) 8,333 shares vest on May 5, 2010, (ii) 8,334 shares vest on May 5, 2011, (iii) 15,700 shares vest in thirds on March 8, 2010, March 8, 2011, and March 8, 2012, (iv) 1,600 shares vest in thirds on September 6, 2010, September 6, 2011, and September 6, 2012, (v) 30,000 shares vest in thirds on March 14, 2011, March 14, 2012, and March 14, 2013, and (vi) 60,000 shares vest in thirds on March 12, 2012, March 12, 2013, and March 12, 2014.  Mr. Glimcher held an aggregate total of 399,000 outstanding stock options awards at December 31, 2009.

(3)
The vesting dates for Mr. Yale’s 41,056 unvested restricted Common Stock awards are as follows: (i) 5,556 shares vest in equal installments on May 5, 2010 and May 5, 2011, (ii) 5,500 shares vest in thirds on March 8, 2010, March 8, 2011, and March 8, 2012, (iii) 10,000 shares vest in thirds on March 14, 2011, March 14, 2012, and March 14, 2013, (iv) 20,000 shares vest in thirds on March 12, 2012, March 12, 2013, and March 12, 2014.

(4)
The vesting dates for Mr. Loeb’s 58,956 unvested restricted Common Stock awards are as follows: (i) 5,556 shares vest in equal installments on May 5, 2010 and May 5, 2011, (ii) 6,800 shares vest in thirds on March 8, 2010, March 8, 2011, and March 8, 2012, (iii) 1,600 shares vest in thirds on September 6, 2010, September 6, 2011, and September 6, 2012, (iv) 15,000 shares vest in thirds on March 14, 2011, March 14, 2012, and March 14, 2013, and (v) 30,000 shares vest in thirds on March 12, 2012, March 12, 2013, and March 12, 2014.

(5)
The vesting dates for Mr. Schmidt’s 36,055 unvested restricted Common Stock awards are as follows: (i) 5,556 shares vest in equal installments on May 5, 2010 and May 5, 2011, (ii) 5,500 shares vest in thirds on March 8, 2010, March 8, 2011, and March 8, 2012, (iii) 8,333 shares vest in thirds on March 14, 2011, March 14, 2012, and March 14, 2013, and (iv) 16,666 shares vest in thirds on March 12, 2012, March 12, 2013, and March 12, 2014.

(6)
The vesting dates for Mr. Drought’s 20,622 unvested restricted Common Stock awards are as follows: (i) 2,222 shares vest in equal installments on May 5, 2010 and May 5, 2011, (ii) 3,400 shares vest in thirds on March 8, 2010, March 8, 2011, and March 8, 2012, (iii) 5,000 shares vest in thirds on March 14, 2011, March 14, 2012, and March 14, 2013, and (iv) 10,000 shares vest in thirds on March 12, 2012, March 12, 2013, and March 12, 2014.

(7)
With respect to the unexercisable stock options awarded on March 12, 2009 and held by each Named Executives, such options shall vest annually in thirds on March 12, 2010, March 12, 2011, and March 12, 2012.

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OPTION EXERCISES AND STOCK VESTED
DURING THE YEAR 2009(1)

The following table and accompanying footnotes set forth certain information concerning the vesting of restricted Common Stock held by each of the Named Executives during the fiscal year ended December 31, 2009.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)
Michael P. Glimcher	8,333	$21,166(2)
Mark E. Yale	2,777	$7,054(2)
Marshall A. Loeb	2,777	$7,054(2)
George A. Schmidt	2,777	$7,054(2)
Thomas J. Drought, Jr.	1,111	$2,822(2)

(1)	None of the Named Executives exercised any stock options for Common Shares during 2009.

(2)
Represents the aggregate dollar value realized upon the lapse of the transfer restrictions (i.e., vesting) of the listed Common Shares as determined by multiplying the number of Common Shares listed in the adjacent column for the respective Named Executive by the market value of the Common Shares on the respective vesting date (computed using the closing market price of the Common Shares as listed on the NYSE as of the respective vesting date).  The amount stated is rounded to the nearest dollar.

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Potential Payments to Named Executives Upon Termination or Change in Control

Severance Benefits Agreements

The Company and Glimcher Properties Limited Partnership (“GPLP”) have entered into Severance Benefits Agreements with each of the Named Executives (the “Severance Agreements”).  For purposes of the discussion in this section only, the Company, GPLP, their affiliates and subsidiaries (including entities in which the Company or GPLP own a majority of any non-voting stock) shall be referred to collectively as the “Corporation.”  Under the Severance Agreements, GPLP is required to make certain lump sum severance payments and the Corporation is to provide certain health benefits in the event of a change in control of the Company (a “Change in Control”).  The Severance Agreements do not cover and are not applicable to the following situations that may occur prior to a Change in Control:

●	the termination of the respective Named Executive’s employment (with or without cause);
●	the constructive termination of the respective Named Executive’s employment;
●	the resignation of the respective Named Executive; or
●	a change in the job responsibilities of the respective Named Executive.

All Severance Agreements for the Named Executives terminate upon the earlier of: (i) the date on which GPLP and the Company have satisfied their obligations under the respective Severance Agreement or (ii) the date on which the Named Executive is no longer an employee of the Corporation for any reason whatsoever including, without limitation, termination without cause; provided, however, if a Severance Agreement is terminated subsequent to a Change in Control and the Named Executive is an employee of the Corporation at the moment immediately prior to the Change in Control then the Named Executive shall be entitled to all of the benefits under the terminated Severance Agreement and the provisions of the agreement shall survive termination.

Definition of a “Change in Control” under the Severance Agreements

Under the Severance Agreements, a Change in Control occurs if any of the three circumstances described in (i), (ii), or (iii) listed below occur:

(i)	there is a change in control in the Company that must be publicly disclosed by the Company in a proxy statement under the rules of the Exchange Act and the Named Executive is not:

(A)	the other party in the change in control transaction;

(B)	an executive officer, trustee, director, or more than 5% stockholder of a company that is the other party in the change in control transaction; or

(C)	an executive officer, trustee, director, or more than 5% stockholder of a company that controls another company that is the other party in the change in control transaction; or

(ii)
the Company merges or consolidates with, or sells all or substantially all of its assets to, another company (each, a “Transaction”); provided, however, that a Transaction shall not be deemed to result in a Change in Control if:

(A)	immediately prior to the Transaction, the circumstances described in (i)(A) or (i)(B) above exist; or

(B)
(1) the shareholders of the Company, immediately before such transaction, own, directly or indirectly, immediately following such Transaction in excess of fifty percent of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Transaction (the “Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Transaction; and (2) the individuals who were members of the Company’s Board of Trustees immediately prior to the execution of the agreement providing for such Transaction, constitute at least a majority of the members of the board of directors or the board of trustees, as the case may be, of the Surviving Corporation, or of a corporation or other entity beneficially, directly or indirectly, owning a majority of the outstanding voting securities of the Surviving Corporation; or

(iii)	the Company acquires assets of another company or a subsidiary of the Company merges or consolidates with another company (each an “Other Transaction”) and:

(A)
the shareholders of the Company, immediately before such Other Transaction own, directly or indirectly, immediately following such Other Transaction fifty percent or less of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Other Transaction (the “Other Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Other Transaction; or

(B)
the individuals who were members of the Company’s Board of Trustees immediately prior to the execution of the agreement providing for such Other Transaction constitute less than a majority of the members of the board of directors or board of trustees, as the case may be, of the Other Surviving Corporation, or of a corporation or other entity beneficially, directly or indirectly, owning a majority of the outstanding voting securities of the Other Surviving Corporation; provided, however, that an Other Transaction shall not be deemed to result in a Change in Control of the Company if immediately prior thereto the circumstances in (i)(A) or (i)(B) above exist.

Conditions for Payment and the Receipt of Benefits Under the Severance Agreements

Upon the occurrence of a Change in Control, and if certain conditions are satisfied, the Named Executive is eligible to receive a lump sum severance payment as quantified in Table A below and, for a period of eighteen months following a Change in Control, the Corporation shall maintain in full force and effect all life, accident, medical, and dental insurance benefit plans and programs or arrangements in which the Named Executive was entitled to participate immediately prior to the date of the Change in Control.  Additionally, the Named Executive would be entitled to receive from GPLP reimbursements for any excise taxes on any payments received under the Severance Agreement, as well as any income taxes due on account of the reimbursement and any legal fees incurred during any dispute over the Severance Agreement in which a judgment was rendered in favor of the Named Executive.  The conditions that determine if a Named Executive is eligible to receive the aforementioned payments and benefits are as follows:

(i)	the Named Executive must be an employee of the Corporation immediately prior to a Change in Control;

(ii)
with respect to the provision of the health benefits described above, the general terms and provisions of the respective insurance benefit plan or program must permit the continued participation of the Named Executive following a Change in Control; and

(iii)
with respect to the provision of the health benefits described above, if the Named Executive becomes employed by any third party during the eighteen month period following the Change in Control, then after the commencement date of such employment, the Named Executive shall no longer be entitled to any accident, medical, and dental insurance provided under the respective Severance Agreement.

The Severance Agreements provide that in the event that a Named Executive is not permitted to participate in any insurance benefit plan or program covered under the Severance Agreement, then the Company and GPLP shall provide or arrange for the Named Executive to receive any life, accident, medical, and dental insurance benefits substantially similar to those which the Named Executive was entitled to receive under the insurance benefit plan or program covered under the Severance Agreement.  Furthermore, at the end of the eighteen month coverage period, the Named Executive has the option to have any assignable insurance policy relating to the respective Named Executive that is owned by the Company assigned to the respective Named Executive at no cost and with no apportionment of prepaid insurance premiums, provided the terms of the policy permit the assignment and the Named Executive has not been employed by a third party.

The Severance Agreements do not require the Named Executives to seek employment following a Change in Control in order to mitigate or lessen the amount of any payment that the Corporation must make following a Change in Control.  Conversely, if the Named Executive continues to be employed by the Corporation following a Change in Control and the respective Severance Agreement for the Named Executive is in force, then the Named Executive would be eligible to receive payments or benefits under the respective Severance Agreement. Lastly, the Severance Agreements do not require that payments made or benefits provided to a Named Executive following a Change in Control be reduced by any compensation earned by the respective Named Executive from employment obtained following such Change in Control or by benefits received after the date of termination, except as required by the respective Severance Agreement.

Determining the Amount of Payments and Health Benefits Received Under the Severance Agreements

Upon the occurrence of a Change in Control and if the conditions described above are satisfied, then the Named Executive shall be entitled to the following:

(i)
any repurchase and forfeiture restrictions on all restricted Common Shares held by the Named Executive shall lapse and options to purchase Common Shares granted to the Named Executive shall vest on the day immediately prior to the date of a Change in Control;

(ii)
a lump sum severance payment from GPLP in the amount of two to three times (depending on the Named Executive) the sum of:  (A) all base salary and bonuses paid or payable to the Named Executive by the Corporation in the year preceding the calendar year in which the Change in Control occurred, (B) the grant date fair market value of all restricted Common Shares awarded to the Named Executive in the year preceding the calendar year in which the Change in Control occurred (such value is determined by the per Common Share closing market price as reported on the NYSE on the grant date for the respective restricted Common Shares), and (C) the fair market value of any property or rights given or awarded to the Named Executive by the Corporation in the year preceding the calendar year in which the Change in Control occurred or such partial first year of employment, as applicable;

(iii)
the continued benefit from the Corporation of all life, accident, medical, and dental insurance benefit plans and programs or arrangements in which the Named Executive was entitled to participate immediately prior to the date of the Change in Control for a period of eighteen months following the Change in Control;

(iv)
payment from GPLP equal to all taxes payable by the Named Executive under Section 4999 of the IRS Code for payment(s) received by the Named Executive under the Severance Agreement that are considered an “excess parachute payment” as that term is defined by Section 280G(b)(i) of the IRS Code;

(v)	a payment from GPLP equal to all federal, state, and local income taxes on the payments described above in (iv) that the Named Executive may be responsible for; and

(vi)
the payment or reimbursement from GPLP of all legal fees and related expenses paid by the Named Executive as a result of:  (A) the Named Executive seeking to obtain or enforce any right or benefit provided by the respective Severance Agreement or (B) any action taken by the Corporation against the Named Executive in enforcing the rights of the Corporation under the respective Severance Agreement, provided, in each case, that a final judgment has been rendered in favor of the Named Executive and all legal appeals have been exhausted.

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Table A below and its accompanying footnotes illustrate for each Named Executive the various amounts used to determine what each person’s estimated severance payment would be as well as the estimated value of certain health benefits and tax payments that GPLP and the Corporation would provide to each of the Named Executives under the Severance Agreements if a Change in Control occurred on December 31, 2009 when the closing market price of the Company’s Common Stock was $2.70 per share. All monetary values are rounded to the nearest dollar. Below in Table B for each of the Named Executives is the aggregate number and value of stock options and restricted Common Stock that would vest under the Severance Agreements if a Change in Control occurred on December 31, 2009.

TABLE A — DETERMINATION OF ESTIMATED SEVERANCE PAYMENTS, TAX PAYMENTS, & BENEFITS
TO THE NAMED EXECUTIVES UNDER THE SEVERANCE AGREEMENTS(1), (2)

Name	Michael P. Glimcher	Mark E. Yale	Marshall A. Loeb	George A. Schmidt	Thomas J. Drought, Jr.
Salary(3)	$575,000	$300,178	$425,000	$335,204	$316,888
Bonus(3)	$322,575	$112,567	$153,000	$108,104	$74,152
Fair Market Value of Restricted Common Stock Grants(4)	$328,200	$109,400	$164,100	$91,163	$54,700
Fair Market Value of Stock Option Grants(5)	$0	$0	$0	$0	$0
Fair Market Value of Other Property Received(6)	$17,533	$17,533	$17,533	$13,561	$17,533
Subtotal	$1,243,308	$539,678	$759,633	$548,032	$463,273
Severance Multiplier	3x	3x	3x	3x	2x
Estimated Severance Payment (product of Subtotal multiplied by Severance Multiplier)	$3,729,924	$1,619,034	$2,278,899	$1,644,096	$926,546
Estimated Tax Related Payments	$1,681,900	$744,686	$1,040,124	$714,746	$0
Estimated Value of Health Benefits(7)	$18,708	$18,708	$18,347	$26,407	$18,347
Total Estimated Value of Severance-Related Payments Received & Benefits Provided	$5,430,532	$2,382,428	$3,337,370	$2,385,249	$944,893

(1)
The estimated severance payments, tax-related payments, and values for health benefits are provided under the following assumptions: (i) the Change in Control is uncontested and not the subject of a dispute, (ii) the status of the Named Executive’s employment with the Company prior to or following the Change in Control is not disputed, (iii) there is no dispute as to the operation, applicability, interpretation, or validity of any aspect of the subject Severance Agreements, (iv) the amounts provided represent our costs as of December 31, 2009 to provide the respective health benefits to the listed Named Executives, and (v) there is no dispute as to our methodology used to determine the payment amount or value of the respective payment or benefit. Variances in these assumptions could cause the amounts listed for one or more of the Named Executives in the “Estimated Severance Payment,” “Estimated Tax Related Payments,” “Estimated Value of Health Benefits,” or “Total Estimated Value of Severance-Related Payments Received & Benefits Provided” rows to change.

(2)	The total value of all perquisites and other personal benefits received by the respective Named Executive as part of the payments under the respective Severance Agreement is less than $10,000.

(3)	Represents amounts received during fiscal year 2008.

FOOTNOTES CONTINUE ON NEXT PAGE

(4)
Listed value is the aggregate fair market value of the restricted Common Shares awarded to the Named Executive during 2008.  The value was determined, pursuant to the terms of the respective Severance Agreement, by multiplying the aggregate number of restricted Common Shares awarded to the respective Named Executive by the per Common Share closing price of $10.94 as reported on the NYSE for the grant date of March 14, 2008.

(5)	None of the Named Executives received stock option grants during fiscal year 2008.

(6)
For the respective Named Executive, the amount represents: (i) matching contributions made or credited by the Company for fiscal year 2008 under the Savings Plan and (ii) the premiums paid by the Corporation for health care benefits and life insurance provided during fiscal year 2008.

(7)
Represents estimated premium costs to the Corporation to continue all life, accident, medical, and dental insurance benefit plans and programs or arrangements in which the Named Executive was entitled to participate immediately prior to the date of the Change in Control for a period of eighteen months following the Change in Control.  The assumptions used to quantify the estimated value of the health care benefits provided are those used for financial reporting purposes under GAAP.

TABLE B —AMOUNT & VALUE OF VESTING STOCK OPTIONS & RESTRICTED COMMON STOCK
FOR THE NAMED EXECUTIVES UNDER THE SEVERANCE AGREEMENTS

Name	Amount of Stock Options Vesting Upon a Change in Control(1)	Value of In-the-Money Options(2)	Amount of Restricted Common Stock Vesting Upon a Change in Control(3)	Value Realized on Vesting of Restricted Common Stock(4)
Michael P. Glimcher	24,000	$31,200	123,967	$334,711
Mark E. Yale	8,000	$10,400	41,056	$110,851
Marshall A. Loeb	12,000	$15,600	58,956	$159,181
George A. Schmidt	6,666	$8,666	36,055	$97,348
Thomas J. Drought, Jr.	4,000	$5,200	20,622	$55,679

(1)	Amount of stock options listed is the total amount of unvested stock options that the listed Named Executive held as of December 31, 2009.

(2)
Stock options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the stock option.  The values listed represent the difference between the fair market value of the Common Shares underlying the stock options (computed using the closing market price of $2.70 per share for the Common Shares as listed on the NYSE as of December 31, 2009) and the exercise price of the stock options (the exercise price of the outstanding stock options for each of the listed Named Executives at December 31, 2009 is reported in this Proxy Statement in column (d) of the table entitled “Outstanding Equity Awards at Fiscal Year-End 2009”).  The values listed are stated to the nearest dollar.

(3)	Amount of restricted Common Stock listed is the total amount of unvested restricted Common Shares that the listed Named Executive held as of December 31, 2009.

(4)
The values listed were determined by multiplying the number of shares listed in the adjacent column for the respective Named Executive by the fair market value of the Common Shares (computed using the closing market price of $2.70 per share for the Common Shares as listed on the NYSE as of December 31, 2009).  The values listed are stated to the nearest dollar.

Benefits and Payouts to the Named Executives Upon Death or Disability

The Severance Agreements do not provide for any payout upon the death or disability of any Named Executive.  Under the award agreements for our 2004 Plan and the terms of the 1997 Plan, the vesting of unvested stock options held by the Named Executive shall not be accelerated at the time of the Named Executive’s death or disability, but to the extent that an option is vested on the date of the Named Executive’s death or disability the Named Executive, his estate, guardian or legal representative, as applicable, shall have one year to exercise the option (so long as such term does not extend the stock option’s original term).  With respect to unvested restricted Common Shares, such shares shall be forfeited upon the termination of the Named Executive’s employment, even if by death or disability; provided, that the Executive Compensation Committee is empowered to waive the forfeiture provisions with respect to unvested restricted Common Stock.

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Trustee Compensation

The following table and accompanying footnotes set forth certain information with respect to the cash and other compensation paid or accrued by the Company for services rendered by the persons serving on the Board of Trustees during the fiscal year ended December 31, 2009.  All values stated are rounded to the nearest dollar.

TRUSTEE COMPENSATION TABLE FOR
THE YEAR 2009

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards(1), (2) ($) (c)	Option Awards(3), (4) ($) (d)	All Other Compensation ($) (e)		Total(5) ($) (f)
David M. Aronowitz	$66,900	$4,200	$113	$1,830	(6), (7)	$73,043
Richard F. Celeste	$59,500	$4,200	$113	$1,830	(6), (7)	$65,643
Wayne S. Doran	$76,625	$4,200	$113	$1,830	(6), (7)	$82,768
Howard Gross	$74,250	$4,200	$113	$1,830	(6), (7)	$80,393
Timothy J. O’Brien	$61,000	$4,200	$113	$1,830	(6), (7)	$67,143
Niles C. Overly	$77,075	$4,200	$113	$1,830	(6), (7)	$83,218
Alan R. Weiler	$50,800	$4,200	$113	$1,830	(6), (7)	$56,943
William S. Williams	$70,750	$4,200	$113	$1,830	(6), (7)	$76,893
Herbert Glimcher	$54,500	$4,200	$113	$206,310	(8)	$265,123

(1)
The value represented for each named trustee is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for such person’s restricted Common Stock award during fiscal year 2009. The aggregate grant date fair value under FASB ASC Topic 718 for the restricted Common Stock award received by Mr. Michael P. Glimcher, a Class II Trustee, during fiscal year 2009 is reported in this Proxy Statement in the Summary Compensation Table.  The assumptions used in determining the listed valuations are provided in Part IV of the Company’s Form 10-K for the fiscal year ended December 31, 2009 in Item 15 entitled Exhibits and Financial Statement Schedules in note 16 of the notes to consolidated financial statements.

(2)
As of the end of fiscal year 2009, each of the respective trustees listed above had 4,500 restricted Common Shares outstanding.  The aggregate outstanding restricted Common Stock awards held by Mr. Michael P. Glimcher, a Class II Trustee, at the end of fiscal year 2009 are reported in this Proxy Statement in the table entitled “Outstanding Equity Awards at Fiscal Year-End 2009.”

(3)
The value represented for each named trustee is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for such person’s stock option award received during fiscal year 2009.  The aggregate grant date fair value under FASB ASC Topic 718 for the stock option award received by Mr. Michael P. Glimcher, a Class II Trustee, during fiscal year 2009 is reported in this Proxy Statement in the Summary Compensation Table.  The assumptions used in determining the listed valuations are provided in Part IV of the Company’s Form 10-K for the fiscal year ended December 31, 2009 in Item 15 entitled Exhibits and Financial Statement Schedules in note 17 of the notes to consolidated financial statements.

(4)
The following are the aggregate number of outstanding stock option awards for the respective trustees listed above as of the end of fiscal year 2009:  (i) Mr. David M. Aronowitz had 4,200 outstanding stock option awards, (ii) Messrs. Richard F. Celeste, and Timothy J. O’Brien each 1,200 outstanding stock option awards apiece, (iii) Mr. Wayne S. Doran had 25,200 outstanding stock option awards, (iv) Messrs. Howard Gross, Niles C. Overly, and William S. Williams each had 10,200 outstanding stock option awards apiece, (v) Mr. Alan R. Weiler had 13,200 outstanding stock option awards, and (vi) Mr. Herbert Glimcher had 160,200 outstanding stock option awards.  The aggregate outstanding stock option awards held by Mr. Michael P. Glimcher, a Class II Trustee, at the end of fiscal year 2009 is reported in this Proxy Statement in the footnotes to the table entitled “Outstanding Equity Awards at Fiscal Year-End 2009.”

(5)	For each respective named trustee, the amount listed represents the aggregate total of the amounts listed in columns (b) through (e).

(6)
The total value of all perquisites and other personal benefits received by the respective named trustee during the fiscal year ended December 31, 2009 was less than $10,000, and therefore are not included in this table.

(7)
Amount stated represents aggregate dividends received by the respective named trustee during fiscal year 2009 for Common Stock received by the respective named trustee from the Company in connection with restricted Common Stock grants.  Trustees received regular dividends on their restricted Common Stock holdings during 2009 at the same dividend rates applicable to all other common shareholders.

(8)
Represents: (i) the final post-employment payments made to Mr. Glimcher during fiscal year 2009 under the terms of the Employment and Consulting Agreement, dated January 20, 2005, between Mr. Glimcher, the Company, and GPLP (the “Employment Agreement”) and (ii) regular dividends of $1,830 received during fiscal year 2009 for Common Stock held by Mr. Glimcher and received from the Company in connection with restricted Common Stock grants. The dividends paid were at the same dividend rates applicable to all other common shareholders.

During the first three months of fiscal year 2009, each non-employee trustee serving on the Board of Trustees received a quarterly stipend of $10,000 for serving on the Board of Trustees, plus a fee of $2,000 for each meeting of the Board of Trustees that the trustee attended (this amount is reduced to $1,000 in the event that the meeting is a telephonic meeting), and $1,000 to each committee member for each committee meeting attended.  Additionally, the trustee serving as the Chairman of the Audit Committee of the Board of Trustees and the trustee serving as the lead independent trustee of the Board of Trustees each received a quarterly stipend of $3,750 for such service. Each trustee serving as the Chairman of the Executive Compensation Committee, Planning Committee, and the Nominating and Corporate Governance Committee of the Board of Trustees received an additional quarterly stipend of $2,500, respectively.  Any trustee serving as the Chairman of more than one committee received an additional annual fee only for his chairmanship of one such committee.  The trustee serving as the Chairman of the Executive Committee of the Board of Trustees received no additional annual fees for serving in such capacity.  Effective April 1, 2009, as part of our efforts to lower our corporate overhead, we reduced each of the fees described above by 10%.  This percentage was selected because it enabled the Company to achieve targeted reductions in its corporate administrative expenses for 2009.  The Company also reimbursed trustees for travel expenses incurred in connection with attending activities or functions approved or sponsored by the Board of Trustees.

Each trustee who is not an executive officer of the Company is eligible to receive grants of restricted Common Stock, stock options, share appreciation rights, restricted share units, performance awards, annual incentive awards, cash-based awards, and other share-based awards under the 2004 Plan.  In years prior to fiscal year 2009, employee trustees and non-employee trustees have received stock option awards.  Historically, options granted to non-employee trustees were immediately exercisable with a ten-year term.  However, in 2009, the stock option grants to non-employee trustees were similar in their terms to those granted to employee trustees in that they were exercisable in one-third installments for a three-year period beginning on the first anniversary of the grant date with a ten-year term. Each non-employee trustee received 1,200 stock options during 2009.  During 2009, the Company also awarded 3,000 restricted Common Shares to each non-employee trustee.  Similar to the restricted Common Stock awards granted to trustees in 2008, these shares have transfer restrictions that lapse in three equal annual installments over a period of five years beginning on the third anniversary of the grant date.  The restricted Common Stock awards and unexercised stock option awards granted to non-employee trustees have forfeiture provisions that are triggered if the non-employee trustee is removed from the Board of Trustees for cause, unless the Executive Compensation Committee waives such forfeiture provisions.

Certain Relationships and Related Party Transactions

i.       Employment & Consulting Agreement with Herbert Glimcher

On January 20, 2005, Herbert Glimcher resigned as Chief Executive Officer of the Company and entered into the Employment Agreement with the Company and GPLP (for purposes of discussing the Employment Agreement only, together, the “Corporation”) pursuant to which he served as the non-executive Chairman of the Board of Trustees (for purposes of discussing the Employment Agreement only, the “Board”) of the Company and the Board of Directors of Glimcher Properties Corporation.  Additionally, the Company employed Mr. Glimcher as Senior Advisor until May 31, 2007.  Neither the Company nor Glimcher Properties Corporation considered Mr. Glimcher to be an executive officer during the term of his employment.  Mr. Glimcher’s employment with the Company under the Employment Agreement ended on May 31, 2007; however, Mr. Glimcher remains Chairman Emeritus of the Board and he is a Class III Trustee.

Between May 31, 2007 and May 31, 2009 (the “Restricted Period”), Mr. Glimcher was prohibited, without the prior written consent of the Board, from serving as an employee, agent, partner, shareholder, member, officer, director of or consultant for, or in any capacity participate, engage or have, directly or indirectly, a financial or other interest in any Competitive Business (as defined below).  Notwithstanding the foregoing, Mr. Glimcher during the Restricted Period could pursue any business activity for which the Board had previously consented and waived any corporate opportunity rights.  Subject to certain exceptions, neither Mr. Glimcher, nor any entity of which he serves as a director, officer, trustee, member, manager, general partner, or limited partner, could employ during the Restricted Period any person who was employed by the Corporation until the Corporation has not employed such person for more than one year.  Mr. Glimcher was also prohibited during the Restricted Period from disclosing, without the prior written consent of the Corporation’s Chief Executive Officer, any confidential information about the Corporation and from making any disparaging comments about the Corporation. A “Competitive Business” means participation, directly or indirectly, in the planning, development or operation of any mall or any enclosed group of retail establishments operating as a single property (a "Project") in any city or town and its greater standard metropolitan statistical area (each, a "Market") in which the Company: (A) conducts its business at such time, (B) has commenced and not subsequently abandoned development activities, or (C) has previously proposed a Project to the Board to be undertaken at any time until January 2010 in such Market and the Board has not yet rejected such Project.

During the Restricted Period, the Employment Agreement called for Mr. Glimcher to receive $2,000,000 from the Company as follows: (A) $360,000 to provide consulting services during the Restricted Period, paid at the rate of $20,000 per month commencing on the last day of the seventh month following the start of the Restricted Period (the “Consulting Payment”); (B) $810,000 to abide by the Employment Agreement’s non-compete, non-solicitation, non-disparagement, and confidentiality provisions, paid at a rate of $45,000 per month commencing on the last day of the seventh month following the start of the Restricted Period (the “Non-Competition Payment”); and (C) $830,000 for special, unique, and substantial contributions to the Corporation, which was paid on the last day of the seventh month of the Restricted Period (the “Special Payment”).  Payments to Mr. Glimcher under the Employment Agreement concluded in April 2009.

During 2007, Mr. Glimcher and the Corporation amended the Employment Agreement to principally: (A) permit the extension of the expiration date for certain stock options held by Mr. Glimcher at the time of the amendment from August 31, 2007 to May 31, 2010 and (B) permit the Company, at its option, to reduce any post-employment payments that Mr. Glimcher receives from the Company under the Employment Agreement, including any payments made during the Restricted Period, by the amount of compensation expense incurred by the Company in connection with the aforementioned extension. The Company incurred $120,520 in compensation expense related to the aforementioned extension and during the second fiscal quarter of 2009 reduced Mr. Glimcher’s post-employment payments under the Employment Agreement by the same amount.  The Board as well as its Executive Compensation Committee and Audit Committee approved and authorized the aforementioned amendment of the Employment Agreement.

At December 31, 2009, the Company had paid Mr. Glimcher, accounting for the set-offs and reductions described above, $1,879,480 during the Restricted Period comprised as follows:  (A) $322,917 for the Consulting Payment, (B) $726,563 for the Non-Competition Payment, and (C) the $830,000 Special Payment. The Employment Agreement was unanimously approved by the independent members of the Board on the joint recommendation of the Executive Compensation Committee and Nominating and Corporate Governance Committee after consultation with Hewitt who found that the financial arrangements and other terms of the Employment Agreement were within the range of competitive marketplace practices for similarly situated Chief Executive Officers/founders.

ii.      Huntington Insurance, Inc. (successor-in-interest of Archer-Meek-Weiler)

The Company has engaged Huntington Insurance, Inc. (formerly known as Sky Insurance, Inc.) as its agent for the purpose of obtaining property, liability, directors and officers, and employee practices liability insurance coverage. Mr. Alan R. Weiler, a Class II Trustee, currently serves as Senior Vice President of Huntington Insurance, Inc.  In connection with serving as an insurance agent for the Company and securing the above-described insurance coverage, Huntington Insurance, Inc. received commissions and fees of $360,000 for the fiscal year ended December 31, 2009.

iii.       Leasing Activity

Mayer Glimcher, a brother of Herbert Glimcher, owns a company that currently leases four store locations in the Company’s properties.  The aggregate rents received by the Company for these leases were $207,000 for the fiscal year ended December 31, 2009.

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COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with the Company’s management and, based on that review and discussion, the Executive Compensation Committee recommended to the Board of Trustees that the aforementioned Compensation Discussion and Analysis section be included in this Proxy Statement.

The Executive Compensation Committee has furnished the foregoing report.

March 4, 2010	Howard Gross	Niles C. Overly	Richard F. Celeste
	David M. Aronowitz	William S. Williams

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INFORMATION ABOUT SECURITY OWNERSHIP AND OUR EQUITY COMPENSATION PLANS

The tables and accompanying footnotes set forth below under the heading “Security Ownership of Certain Beneficial Owners and Management” provide the beneficial ownership information for each trustee, trustee nominee, the Named Executives, and all trustees and executive officers as a group of the Company’s Common Shares and other equity securities as well as all other persons known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding Common Shares and such other classes of equity securities of the Company as of the Record Date, except as otherwise noted.  The table under the heading “Equity Compensation Plan Information” discloses information about Common Shares issued or available to be issued pursuant to our equity compensation plans as of December 31, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK OWNERSHIP

Name of Beneficial Owner (1)	Amount Beneficially Owned(2), (3)		Percent Of Class
Herbert Glimcher	2,302,952	(6)	3.28%	(4)
Michael P. Glimcher	862,807	(7)	1.24%	(4)
George A. Schmidt	347,923	(8)		(5)
Thomas J. Drought, Jr.	100,198	(9)		(5)
Mark E. Yale	134,900	(10)		(5)
Marshall A. Loeb	157,066	(11)		(5)
David M. Aronowitz	30,900	(12)		(5)
Richard F. Celeste	15,900	(13)		(5)
Wayne S. Doran	28,900	(14)		(5)
Howard Gross	16,900	(15)		(5)
Timothy J. O’Brien	7,900	(16)		(5)
Niles C. Overly	119,900	(17)		(5)
Alan R. Weiler	121,057	(18)		(5)
William S. Williams	17,900	(19)		(5)
All trustees and executive officers as a group (16 persons)	4,354,369		6.11%	(4)
The Vanguard Group, Inc.	5,717,612	(20)	8.30%	(23)
Weiss Multi-Strategy Advisers LLC and related persons	4,312,290	(21)	6.26%	(23)
TIAA-CREF Investment Management, LLC and Teachers Advisors, Inc.	3,543,665	(22)	5.14%	(23)

8.125%  SERIES G PREFERRED STOCK OWNERSHIP

Name of Beneficial Owner(1)	Amount Beneficially Owned(2)		Percent Of Class
CB Richard Ellis Global Real Estate Securities, LLC	466,182	(24)	7.77%	(23)
Alan R. Weiler	32,000	(25)	(5)
________________________

(1)	Unless otherwise indicated in the footnotes below, the address for each beneficial owner listed is 180 East Broad Street, Columbus, Ohio 43215.

(2)
Unless otherwise indicated, the listed beneficial owner has sole voting and investment power with respect to the Common Shares and 8.125% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest (“Series G Preferred Stock”), as applicable.

(3)
Certain trustees and executive officers of the Company own limited partnership operating units in GPLP (“OP Units”), which OP Units may (at the holder's election) be redeemed at any time for, at the sole option of GPLP, cash (at a price equal to the fair market value of an equal number of Common Shares), Common Shares on a one-for-one basis, or any combination of cash and Common Shares  (issued at fair market value on a one-for-one basis).

(4)
For the person or group listed, the Percent of Class was computed based on 68,911,070 Common Shares outstanding as of the Record Date and, in each person's case, the number of Common Shares issuable upon the exercise of options and the redemption of OP Units held by such persons, or in the case of all trustees and executive officers as a group, the number of Common Shares issuable upon the exercise of options and the redemption of OP Units held by all such members of such group.  Common Shares issuable upon exercise of stock options are included only to the extent the related stock options are exercisable within sixty (60) days of the Record Date.

(5)
As applicable, the percentage ownership of the listed person does not exceed one percent (1%) of the Company’s outstanding Common Shares as of the Record Date or one percent (1%) of the Company’s outstanding Series G Preferred Stock as of the Record Date.

(6)
Includes 1,011,365 Common Shares and 958,230 OP Units directly held by Mr. Herbert Glimcher. Also includes, 120,404 OP Units held directly by Mr. Glimcher's spouse and 159,400 stock options that are fully vested. Also includes, 53,553 Common Shares owned by Mr. Glimcher and his spouse as tenants-in-common. Of Mr. Glimcher’s 1,011,365 Common Shares, 7,500 shares have transfer restrictions that lapse at various dates in the future. Mr. Glimcher has pledged 1,003,865 of his direct and unrestricted Common Share holdings as collateral. None of Mr. Glimcher’s other direct or indirect holdings are pledged as collateral or security.

(7)
Includes 322,118 Common Shares held directly by Mr. Michael P. Glimcher and 500 Common Shares held directly by Mr. Glimcher’s spouse.  Also includes 157,189 OP Units held directly by Mr. Glimcher and 383,000 stock options that are fully vested. Of Mr. Glimcher’s 322,118 Common Shares, 178,734 shares have transfer restrictions that lapse at various dates in the future. Mr. Glimcher has pledged 143,384 of his direct and unrestricted Common Share holdings as collateral.  None of Mr. Glimcher’s other direct or indirect holdings are pledged as collateral or security.

(8)
Includes 142,054 Common Shares held directly by Mr. Schmidt and 205,869 stock options that are fully vested. Of Mr. Schmidt’s 142,054 Common Shares, 50,888 shares have transfer restrictions that lapse at various dates in the future.  None of Mr. Schmidt’s holdings are pledged as collateral or security.

(9)
Includes 35,532 Common Shares held directly by Mr. Drought and 64,666 stock options that are fully vested. Of Mr. Drought’s 35,532 Common Shares, 29,489 shares have transfer restrictions that lapse at various dates in the future.  None of Mr. Drought’s holdings are pledged as collateral or security.

(10)
Includes 72,233 Common Shares held directly by Mr. Yale and 62,667 stock options that are fully vested. Of Mr. Yale’s 72,233 Common Shares, 59,223 shares have transfer restrictions that lapse at various dates in the future.  None of Mr. Yale’s holdings are pledged as collateral or security.

(11)
Includes 103,066 Common Shares held directly by Mr. Loeb and 54,000 stock options that are fully vested. Of Mr. Loeb’s 103,066 Common Shares 86,690 shares have transfer restrictions that lapse at various dates in the future.  None of Mr. Loeb’s holdings are pledged as collateral or security.

(12)
Includes 27,500 Common Shares held directly by Mr. Aronowitz and 3,400 stock options that are fully vested. Of Mr. Aronowitz’s 27,500 Common Shares, 7,500 shares have transfer restrictions that lapse at various dates in the future.  None of Mr. Aronowitz’s holdings are pledged as collateral or security.

(13)
Includes 15,500 Common Shares held directly by Mr. Celeste and 400 stock options that are fully vested.  Of Mr. Celeste’s 15,500 Common Shares, 7,500 shares have transfer restrictions that lapse at various dates in the future.  None of Mr. Celeste’s holdings are pledged as collateral or security.

(14)
Includes 7,500 Common Shares held directly by Mr. Doran that have transfer restrictions that lapse at various dates in the future and 21,400 stock options that are fully vested.  None of Mr. Doran’s holdings are pledged as collateral or security.

(15)
Includes 7,500 Common Shares held directly by Mr. Gross that have transfer restrictions that lapse at various dates in the future and 9,400 stock options held by Mr. Gross that are fully vested.  Mr. Gross has not pledged any of his holdings as collateral or security.

(16)
Includes 7,500 Common Shares held directly by Mr. O’Brien that have transfer restrictions that lapse at various dates in the future and 400 stock options held by Mr. O’Brien that are fully vested.  None of Mr. O’Brien’s holdings are pledged as collateral or security.

(17)
Includes 110,500 Common Shares held directly by Mr. Overly of which 7,500 shares have transfer restrictions that lapse at various dates in the future and 9,400 stock options held by Mr. Overly that are fully vested. None of Mr. Overly’s holdings are pledged as collateral or security.

(18)
Includes 25,500 Common Shares held directly by Mr. Weiler and 5,000 Common Shares held by a limited partnership in which Mr. Weiler and his spouse are the general partners. Of the 25,500 Common Shares directly owned by Mr. Weiler, 7,500 shares have transfer restrictions that lapse at various dates in the future.  Mr. Weiler also holds 12,400 stock options that are fully vested. Mr. Weiler owns 78,157 OP Units through a limited partnership in which Mr. Weiler and his spouse are the general partners.  None of Mr. Weiler’s direct or indirect holdings (including Common Shares, OP Units, stock options, and preferred shares) are pledged as collateral or security.

(19)
Includes 8,500 Common Shares held directly by Mr. Williams of which 7,500 shares have transfer restrictions that lapse at various dates in the future and 9,400 stock options held by Mr. Williams that are fully vested.  Mr. Williams has not pledged any of his holdings as collateral or security.

(20)
Based solely on a Schedule 13G/A filed with the SEC on February 3, 2010.  The Vanguard Group, Inc. (“Vanguard”) reported that it has sole voting power over 87,068 Common Shares and sole dispositive power over 5,630,544 Common Shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 87,068 Shares as a result of its serving as investment manager of collective trust accounts and VFTC directs the voting of these shares.  The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(21)
Based solely on a Schedule 13G/A filed with the SEC on February 12, 2010.  Weiss Multi-Strategy Advisers LLC and Messrs. Frederick E. Doucette III and George A. Weiss  (all, collectively, “Weiss”) reported shared voting power over 2,690,434 Common Shares and shared dispositive power over 4,312,290 Common Shares.  Weiss reported that it beneficially owns 4,312,290 Common Shares.  The address of Weiss is One State Street, 20th Floor, Hartford, CT 06103.

(22)
Based solely on a Schedule 13G filed with the SEC on February 12, 2010 by each of TIAA-CREF Investment Management, LLC ("Investment Management") and Teachers Advisors, Inc. ("Advisors"). The address of Investment Management and Advisors is 730 Third Avenue, New York, New York 10017. Investment Management is the investment adviser to the College Retirement Equities Fund ("CREF"), a registered investment company, and may be deemed to be a beneficial owner of 1,531,079 Common Shares owned by CREF. Advisors is the investment adviser to three registered investment companies, TIAA-CREF Funds ("Funds"), TIAA-CREF Life Funds ("Life Funds"), and TIAA Separate Account VA-1 ("VA-1"), and may be deemed to be a beneficial owner of 2,012,586 Common Shares owned by the Funds, Life Funds and VA-1. Investment Management and Advisors have reported their combined holdings for the purpose of administrative convenience. Each of Investment Management and Advisors expressly disclaims beneficial ownership of the other's securities holdings and each disclaims that it is a member of a "group" with the other.

(23)
For the beneficial owner listed, the Percent of Class was computed based solely on 68,911,070 Common Shares outstanding as of the Record Date or, as applicable, 6,000,000 shares of Series G Preferred Stock outstanding as of the Record Date.

(24)
Based solely on a Schedule 13G filed with the SEC on February 17, 2010 by CB Richard Ellis Global Real Estate Securities, LLC (“CBRE”) in which it reported sole voting and sole dispositive power as to 466,182 shares of Series G Preferred Stock. CBRE reported that it beneficially owned 466,182 Series G Preferred Shares.  The address of CBRE is 250 W. Pratt Street, Suite 2000, Baltimore, MD  21201.

(25)	Shares are held by a limited partnership of which Mr. Weiler and his spouse are the general partners.

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Information regarding the Company’s equity compensation plans in effect as of December 31, 2009 is as follows:

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	1,677,441	$19.28	2,059,552
Equity compensation plans not approved by shareholders	N/A	N/A	N/A

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AUDIT COMMITTEE STATEMENTS

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America.

In this context, the Audit Committee has reviewed and discussed the Company’s audited financial statements with both management and the Company’s independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards (“SAS”) No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as amended and modified.  Additionally, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the Public Company Accounting and Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with them its independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees, and the Board of Trustees has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

March 4, 2010	David M. Aronowitz	William S. Williams
	Timothy J. O’Brien	Niles C. Overly

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INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS – FEES FOR AUDIT & NON-AUDIT SERVICES

The Audit Committee has appointed BDO as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2010.  A proposal to ratify this appointment is being presented to the holders of the Common Shares at the Annual Meeting and is presented in the section of this Proxy Statement entitled “Proposals for Shareholder Consideration at the Annual Meeting.”  A representative of BDO is expected to be present at the Annual Meeting and available to respond to appropriate questions and, although BDO has indicated that no statement will be made, an opportunity for a statement will be provided.  For the years ended December 31, 2009 and 2008, the aggregate fees billed to the Company by BDO for professional services were $775,100 and 724,235, respectively.

AUDIT FEES.  BDO’s aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting for the fiscal years ended December 31, 2009 and December 31, 2008 and review of financial statements included in the Company’s quarterly reports were $541,400 and $558,151, respectively.  Additionally, BDO billed aggregate fees of $75,200 for comfort letters provided to underwriters and services relating to the Company’s prospectus supplement and other registration statements issued during the fiscal year ended December 31, 2009 as well as aggregate fees of $11,800 for services relating to the Company’s registration statements issued during the fiscal year ended December 31, 2008.  BDO billed aggregate fees of $2,500 for services relating to the Company’s proxy statement filing during the fiscal year ended December 31, 2009.  BDO billed aggregate fees of $2,975 for services relating to the Company’s filings on Form 8-K and its response to SEC comment letters during the fiscal year ended December 31, 2008.

AUDIT-RELATED FEES.  BDO’s billed aggregate fees for audit-related services for the fiscal years ended December 31, 2009 and 2008 of $156,000 and $151,309, respectively.  The fees relating to attest services are not required by statute or regulation.

TAX FEES.  There were no fees billed by BDO for tax compliance and tax consulting services for the fiscal years ended December 31, 2009 and 2008.

ALL OTHER FEES.  There were no other fees billed by BDO in the fiscal years ended December 31, 2009 and 2008.

All of the services provided by BDO described above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were approved by the Company’s Audit Committee.  The Audit Committee has determined that the rendering of professional services by BDO is compatible with maintaining BDO’s independence.

Audit Committee Pre-Approval Policies

The Audit Committee Charter provides that the Audit Committee shall approve in advance all audit services and all non-audit services provided by the independent registered public accounting firm based on policies and procedures developed by the Audit Committee from time to time.  The Audit Committee will not approve any non-audit services prohibited by applicable SEC or NYSE regulations or any services in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the IRS Code and its related regulations.

The Company’s Audit Committee expects that our independent registered public accounting firm will seek pre-approval from the Audit Committee prior to providing services to the Company.

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GENERAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's trustees, executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC on Forms 3, 4, and 5. Trustees, executive officers, and beneficial owners of greater than ten percent (10%) are required by the regulations of the SEC to furnish the Company with copies of all of the Section 16(a) Forms 3, 4, and 5 that they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all of its trustees, executive officers, and beneficial owners of greater than ten percent (10%) of the outstanding Common Shares complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the year ended December 31, 2009.

Shareholder Proposals

The Bylaws provide that in order for a shareholder to nominate a candidate for election as a trustee at an annual meeting of shareholders or propose business for consideration at such meeting, written notice of the nominee or proposal must be given to the Secretary of the Company no more than 150 days nor less than 120 days prior to the first anniversary of the mailing date of the proxy statement for the preceding year's annual meeting of shareholders.  Accordingly, proposals of shareholders that pertain to such matters or any other matters permitted under our Bylaws to be brought before our shareholders at the 2011 Annual Meeting of Shareholders must be received by the Company at its principal executive offices no earlier than November 24, 2010 and no later than 5:00 p.m., Eastern Time, on December 24, 2010 in order for such proposal(s) to be considered at the 2011 Annual Meeting of Shareholders.  Shareholders interested in presenting a proposal for inclusion in the Company’s proxy statement for the 2011 Annual Meeting of Shareholders may do so by following the procedures in Rule 14a-8, or any such successor rule, under the Exchange Act.  To be eligible for inclusion, shareholder proposals must be received by the Company at its principal executive offices no later than December 24, 2010.  The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.  The Nominating and Corporate Governance Committee will consider nominations of persons to serve as a trustee recommended by the shareholders using the process described herein.

Financial and Other Information

The Company's Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including certain financial statements and schedules, are being made available to the Company's shareholders concurrently with this Proxy Statement.  Glimcher® is a registered trademark of the Company.

Expenses of Solicitation

The cost of soliciting proxies will be borne by the Company.  Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons and the Company will reimburse them for their reasonable forwarding expenses.  In addition to the use of the mails, proxies may be solicited by trustees, officers, and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives.

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Other Matters

The Board of Trustees knows of no matters other than those described in this Proxy Statement that are likely to come before the Annual Meeting.  If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their discretion to the extent permitted by applicable laws or regulations.

By Order of the Board of Trustees

Kim A. Rieck
Senior Vice President, General Counsel, & Secretary
April 23, 2010

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M24714-P88788 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

GLIMCHER REALTY TRUST

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Class I Trustees	☐	☐	☐	____________________

Nominees:

01) Timothy J. O'Brien
02) Niles C. Overly
03) William S. Williams

The Board of Trustees recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the appointment of BDO Seidman, LLP as Glimcher Realty Trust's independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date